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TABLE OF CONTENTS Prospectus Supplement

Registration No. 333-180492
Filed Pursuant to Rule 424(b)(2)

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 25, 2012

PROSPECT GLOBAL RESOURCES INC.

15,000,000 Shares of Common Stock

        Prospect Global Resources Inc. is offering 15,000,000 shares of our common stock, par value $0.001 per share (the "Common Stock"). See the sections titled "Summary — The Offering" "Description of Common Stock," and "Underwriting" beginning on pages S-13, S-57 and S-58 of this prospectus supplement.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "PGRX." On November 8, 2012, the last reported sale price of our common stock was $1.96 per share.

        Investing in our Common Stock is highly speculative and involves a significant degree of risk. Please carefully consider the "Risk Factors" beginning on page S-15 of this prospectus supplement and on page 8 of the accompanying prospectus, and in the documents incorporated by reference herein and therein.

	Per Share	Total
Public offering price	$1.750	$26,250,000
Underwriting discount	$0.105	$1,575,000
Proceeds, before expenses, to us	$1.645	$24,675,000

        We have granted the Underwriters a 30-day option to purchase from us, at a price equal to the public offering price, less the underwriting discount, up to an additional 2,250,000 shares of the Common Stock, to cover over-allotments, if any. See the section titled "Underwriting" on page S-58 of this prospectus supplement.

        The Underwriters expect that the shares of the Common Stock will be ready for delivery in book-entry form through the facilities of the Depository Trust Company on or about November 14, 2012.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers
Dahlman Rose & Company	Macquarie Capital
Joint Lead Managers
Roth Capital Partners	Sterne Agee

The date of this prospectus supplement is November 8, 2012.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of the Common Stock. This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-180492) that we filed with the Securities and Exchange Commission, or the SEC, and that was declared effective by the SEC on May 25, 2012. To the extent that the information contained in this prospectus supplement differs from, or is inconsistent with, any information in the accompanying prospectus or any document incorporated by reference herein or therein, the statements made in the accompanying prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made in this prospectus supplement. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, carefully before deciding whether to invest in the Common Stock.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. Neither we nor the underwriters authorized any other person to provide you with different or additional information. You should not rely on any unauthorized information or representations.

        This prospectus supplement and the accompanying prospectus are an offer to sell only the Common Stock offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein or therein, is current only as of their respective dates and our business, financial condition and results of operations may have changed since those dates.

        In this prospectus supplement and in the prospectus, including information incorporated by reference herein or therein, unless the context otherwise requires: (a) all references to "Prospect" or "Prospect Global" refer to Prospect Global Resources Inc. f/k/a Triangle Castings, Inc., a Nevada corporation; (b) all references to "Old Prospect Global" refer to our wholly owned subsidiary, Prospect Global Resources Inc., a Delaware corporation; (c) all references to AWP refer to our wholly owned subsidiary, American West Potash LLC, a Delaware limited liability company; (d) all references to "we," "us," "our" and "the Company" refer collectively to Prospect and Old Prospect Global and AWP; (e) all references to "The Karlsson Group" refer to The Karlsson Group, Inc., our former partner in AWP from whom we recently purchased the 50% interest in AWP that we did not previously own; (f) all references to "Apollo" refer to certain affiliates of, or certain funds managed by, Apollo Global Management, LLC; and (g) all references to the "Apollo Financing" refer to the proposed investment in Prospect by Apollo described elsewhere in this prospectus supplement. See "Summary — Recent Developments" and "The Company — Recent Developments" elsewhere in this prospectus supplement.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed, or furnished to, the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet website at www.sec.gov. You may also inspect the documents described herein at our principal executive offices at 1401 17th Street, Suite 1550, Denver, Colorado 80202, during normal business hours.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, estimates, goals, strategies, intent, assumptions, beliefs or current expectations and can be identified by the use of terms and phrases such as "seek," "is expected," "budget," "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future tense or conditional construction ("will," "may," "could," "should," etc.) and the negative forms of any of these words and other similar expressions.

        The forward-looking statements are based on estimates and assumptions that we have made in light of our experience and perception of historical trends. In making the forward-looking statements in this prospectus supplement, the accompanying prospects and the documents incorporated by reference herein and therein, we have applied several material assumptions including, but not limited to, assumptions relating to: future demand for and supply of potash; our plan to capitalize on potash demand; our plan to acquire properties and additional property rights in the Holbrook Basin of eastern Arizona, as well as companies or interests in companies with potash resources or reserves; our plan to convert our mineral resources into mineral reserves; the environmental and permitting process, preliminary mine design and anticipated completion of a bankable feasibility study; our plan of exploration; the economic and legal viability of a potash mine in the Holbrook Basin; future sales of state leases and permits; our ability to raise capital, including our ability to negotiate and execute definitive documents on the terms described herein with Apollo related to the Apollo Financing; funding the $125 million promissory note we issued as part of the purchase price of the 50% of AWP that we recently purchased from The Karlsson Group; our ability to further implement our business plan and generate revenue; our ability to satisfy the requirements and successfully execute on the commercial arrangement set forth in the potash supply agreement we recently executed with Sichuan Chemical Industry Holding (Group) Co., Ltd.; our anticipation of investing considerable amounts of capital to establish production from our mining project in the Holbrook Basin; our anticipation of our ability to identify mineral reserves that are capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project; anticipated capital and operating costs; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; compliance with and impact of laws and regulations; impact of litigation and other legal proceedings; and effectiveness of our internal control over financial reporting.

        Forward-looking statements are inherently subject to known and unknown business, economic and other risks and uncertainties that may cause actual results to be materially different from those expressed or implied by our forward-looking statements, including without limitation risks related to:

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  our history of operating losses and expectation of future losses;

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  our ability to develop a mine that is able to commercially produce potash;

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  our ability to obtain sufficient additional capital to satisfy our significant funding requirements;

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  our ability to complete funding of our acquisition of The Karlsson Group's 50% interest in AWP;

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  risks related to the proposed Apollo Financing, including our ability to negotiate and execute definitive agreements substantially on the terms described in this prospectus supplement, and to satisfy the applicable conditions and other requirements to complete the Apollo Financing;

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  our ability to obtain all necessary permits and other approvals;

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  our ability to complete a bankable feasibility study and achieve our estimated timetables for production at the Holbrook Basin;

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  the accuracy of our mineral resource estimates;

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  our ability to attract and retain key personnel;

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  competition in the mining industry;

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  acquiring additional properties, such as difficulties in integrating acquired properties into our business;

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  our potash supply agreement with Sichuan Chemical;

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  the exploration, development and operation of a mine or mine property;

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  title defects on our mineral properties and our ability to obtain additional property rights;

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  our technical report, PEA and interim engineering study being prepared in accordance with foreign standards that differ from the standards generally permitted in reports filed with the SEC;

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  governmental policies and regulation affecting the agricultural industry;

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  increased costs and restrictions on operations due to compliance with environmental legislation and other governmental regulations;

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  the global supply of, and demand for, potash and potash products;

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  the cyclicality of the crop nutrient markets; and

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  global economic conditions.

        This list is not exhaustive of the factors that may affect any of our forward-looking statements. Investors are urged to carefully review and consider the various risks and uncertainties and other factors referred to under the heading "Risk Factors" beginning on page S-15 of this prospectus supplement and page 8 in the accompanying prospectus and in the documents incorporated by reference herein and therein. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. In addition, although we have attempted to identify important risk factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward looking statements, there may be other factors we have not considered, or that we currently deem to be immaterial, that cause achievements, events or conditions not to be as anticipated, estimated or intended

        These forward-looking statements are based on the beliefs, expectation and opinions of management on the date the statements are made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. For the reasons set out above, investors should not place undue reliance on forward-looking statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains the accompanying prospectus and until the offering of the securities covered thereby is completed or withdrawn; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

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  Our Annual Report on Form 10-K for the year ended March 31, 2012 (excluding Exhibits 99.3 and 99.4 thereto);

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  Our Quarterly Report on Form 10-Q for the period ended June 30, 2012;

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  Our Current Reports on Form 8-K filed on June 4, 2012, June 18, 2012, June 19, 2012, June 29, 2012, August 6, 2012 (excluding Exhibit 99.1), August 30, 2012, October 18, 2012, October 22, 2012 (excluding Exhibit 99.1), and October 26, 2012;

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  Our Current Report on Form 8-K/A filed on July 17, 2012;

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  Our Definitive Proxy Statement on Schedule 14A filed on August 15, 2012; and

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  The description of our common stock contained in our registration statement on Form 8-A filed June 14, 2011 with the SEC under Section 12(b) of the Exchange Act (File No. 000-54438), including any subsequent amendment or report filed for the purpose of updating such description.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

Prospect Global Resources Inc.
1401 17th Street, Suite 1550, Denver, Colorado 80202
Attn: Investor Relations
(303) 990-8444

        Readers should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Readers should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein and therein, or any free writing prospectus, is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE TO INVESTORS REGARDING MINERAL DISCLOSURES

        We commissioned a technical report in accordance with the Canadian Securities Administrator's National Instrument 43-101 "Standards of Disclosure for Mineral Projects," commonly known as NI 43-101, as well as a preliminary economic assessment, or PEA, as well as a recent interim engineering study. The Canadian standards are different from the standards generally permitted in reports filed with the SEC. In accordance with NI 43-101, we report measured, indicated and inferred resources, measurements which are recognized terms under NI 43-101 but are not recognized by the SEC and are generally not permitted in filings made with the SEC. The term "resource" does not equate to the term "reserve." Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted. Investors are cautioned not to assume that any part of indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. The SEC's disclosure standards normally do not permit the inclusion of information concerning "inferred resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. The PEA and the interim engineering study contain estimates based on our indicated and inferred resources. However, in accordance with both U.S. standards and NI 43-101, estimates of inferred mineral resources cannot form the basis of a feasibility study. We are providing the disclosure herein to provide a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101. Accordingly, information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein containing descriptions of our mineral deposits may not be comparable to similar information made public by other U.S. domestic companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. Further, investors should be aware that the issuer has no "reserves" as defined by SEC Industry Guide 7 and are cautioned not to assume that any part or all of the estimated mineral resources will ever be confirmed or converted into SEC Industry Guide 7 compliant "reserves."

        Our Current Report on Form 8-K filed on October 18, 2012 refers to our interim engineering study as a "cost feasibility study". It is important to note that the interim engineering study is not a preliminary feasibility study or a final "bankable" feasibility study within the meaning of SEC Industry Guide 7 or NI 43-101. Among other things, the interim engineering study is a preliminary interim study that contains estimates based on inferred resources. As noted above, in accordance with both U.S. standards and NI 43-101, estimates of inferred resources cannot form the basis of a feasibility study. Investors are cautioned not to assume the interim engineering report constitutes a bankable feasibility study, which we are targeting for completion in the first half of calendar 2013.

GLOSSARY OF TERMS

        Potash:    A generic term for potassium salts (primarily potassium chloride, but also potassium nitrate, potassium sulfate and sulfate of potash magnesia, or langbeinite) used predominantly and widely as a fertilizer in agricultural markets worldwide. Unless otherwise indicated or inferred by context, references to "potash" refer to muriate of potash.

        Potassium Chloride or KCl:    (muriate of potash/sylvite): a metal halide salt composed of potassium and chlorine, varying in color from white to red depending on the mining and recovery process used. The majority of potassium chloride produced is used for making fertilizer.

        Potassium Oxide or K2O:    a standard generally used to indicate and report ore grade.

        Ton:    (also referred to as a short ton) a measurement of mass equal to 2,000 pounds.

        Tonne:    (also referred to as a metric ton) a measurement of mass equal to 1000 kg or 2,204.6 pounds.

SUMMARY

        This summary contains basic information about us and this offering. This summary is not complete and does not contain all the information you should consider before investing in the Common Stock. You should read this summary in conjunction with, and the summary is qualified in its entirety by, the more detailed information contained elsewhere, or incorporated by reference, in this prospectus supplement, including the information under "Risk Factors" beginning on page S-15 of this prospectus supplement and the financial statements and related notes included in the Annual Report on Form 10-K incorporated by reference in this prospectus supplement.

Overview

        We are engaged in the exploration and development of a large, high-quality potash deposit located in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project. We hold our interest and control the Holbrook Project through our wholly owned subsidiary, AWP. Through AWP, we hold potash exploration permits on 38 Arizona state sections, own the mineral rights on eight private sections and hold leases for the mineral rights on 101 private sections which, in total, cover approximately 90,000 acres. We recently signed a 10 year potash supply agreement with Sichuan Chemical Industry Holding (Group) Co., Ltd, or Sichuan Chemical, a large Chinese chemical company, pursuant to which Sichuan Chemical will purchase at least 500,000 tonnes of potash from us per year on a take-or-pay basis. We also have entered into an exclusivity agreement (with a non-binding term sheet attached) with an affiliate of Apollo Global Management, LLC to finalize and execute definitive agreements under which certain funds managed by Apollo Global Management, or Apollo, and certain of its co-investors would invest $100 million by purchasing convertible notes from us. There can be no assurance that we will successfully negotiate definitive agreements with Apollo in a timely manner, or at all. See "Summary — Recent Developments" and "Business — Recent Developments" elsewhere in this prospectus supplement for more information relating to the potash supply agreement with Sichuan Chemical, the proposed Apollo Financing and our recent acquisition of the 50% interest in AWP we did not previously own.

        We decided to pursue potash mining in the United States based on our belief that the United States represents lower risks than many other foreign mining jurisdictions. The United States is also one of the world's largest consumers of potash, importing over 80% of all domestically consumed potash in calendar year 2011.

        Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. A proper balance of these nutrients improves plant health and increases crop yields. Potash helps regulate plants' physiological functions and improves plant durability, providing crops with protection from drought, disease, parasites and cold weather. Currently, no cost effective substitutes exist for these three nutrients. We believe the long-term demand for potash remains positive and will be driven by the continued growth in emerging economies, a growing global population and the upgrading of diets worldwide amongst the growing middle class. In the near term, we anticipate that the global economy will continue to recover, albeit on a slower pace, which will further drive demand for fertilizers, including potash.

Our Strengths

        We believe that we are well-positioned to build shareholder value through the following strengths:

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  Experienced Management — Our experienced management team has a successful track record of exploring, developing and operating potash and other natural resource deposits in North America and our board members have varied backgrounds to provide effective oversight and direction. In the past few months, we have added key personnel to oversee operations, such as a chief operating officer and heads of mining engineering and process engineering. See "Summary — Recent

    Developments" and "Business — Recent Developments" elsewhere in this prospectus supplement for more information.

  •
  Substantial Resource — The Holbrook Project is currently estimated to contain 3.26 MMT of measured K2O resources, at a weighted average K2O grade of 9.78%, 25.33 MMT of indicted K2O resources, at a weighted average K2O grade of 9.76%, as well as an additional 52.55 MMT of inferred resources at a weighted average K2O grade of 10.79%, with very competitive development/operations characteristics, including low capital cost per tonne of annual capacity and operating expense per tonne. We believe we can continue to expand our current mineralization based on the technical work done to date and the extensive land package we currently control through AWP.

  •
  Favorable Location — The Holbrook Project is situated in Arizona, a region that we believe has comparatively low political risk compared to many other junior potash projects. Additionally, it is situated near substantial existing infrastructure such as rail, highways, and power and is proximate to potash consumer markets.

  •
  Potential Near-term Production — Assuming the successful completion of a bankable feasibility study in the first half of calendar 2013, we believe we can achieve potash production from the Holbrook Project in late 2015 or early 2016 based on our recently completed technical work.

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  Growing Demand — We believe that a growing global population and expanding urban areas are reducing available arable land thus requiring more efficient production from and fertilization of existing farm land. Diets are shifting towards fruits, vegetables and meats which demand effective fertilization, displacing the consumption of starches, which require less fertilization.

  •
  Lower Cost, Close to Surface Mine — Due to the relatively shallow depth of the potash resource, year-round warm weather, relatively dry climate and consistent quality of the resource in our acreage, we intend to construct a conventional underground mine and process material on-site through surface floatation, a cost-effective method of mining.

Our Strategy

        Our current strategy is to increase stockholder value through our focus on the exploration, development and production of potash from our Holbrook Project. Since 2011, we have conducted drilling, geological work and various other technical and preliminary economic assessments to advance and expand our mineralized material base at the Holbrook Project. Further, we recently purchased the 50% interest in AWP that we did not own, which gives us complete control and economic ownership of the Holbrook Project. See "Summary — Recent Developments" and "Business — Recent Developments" elsewhere in this prospectus supplement. At this time, we are not focused on any acquisitions outside of the Holbrook Basin.

The Holbrook Project

        The Holbrook Project consists of permits and leases on 147 mineral estate sections spanning approximately 90,000 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau. Prior to the recent sale to us by The Karlsson Group in August 2012 of its 50% interest in AWP, in January 2011, The Karlsson Group contributed to AWP its ownership of mineral rights on eight private sections and potash exploration permits on 42 Arizona state sections, consisting of a total of approximately 31,000 gross acres covering 50 mineral estate sections in the Holbrook Basin, and we contributed mining expertise and industry knowledge, together with a cash investment of $11 million, each for a 50% ownership interest in AWP. In July 2011, AWP entered into a Potash Sharing Agreement covering 101 private mineral estate sections and related mineral leases on approximately 63,000 acres adjacent to or in close proximity to AWP's existing mineral rights. In May 2012, we divested ourselves of four Arizona state exploration permits covering the mineral estate of approximately 2,500 gross acres, which were non-contiguous with our remaining sections. The Potash Sharing Agreement provides that AWP will pay the mineral estate owners specified dollar amounts during the development of AWP's mining and processing facility. The related agreements with each counterparty to the Potash Sharing Agreement include an annual base rent and a royalty for potash extracted from these estates. The term of the Potash Sharing Agreement is perpetual or until the earliest of cessation of operations by AWP for 180 consecutive days or abandonment of the potash mining operation by AWP.

        During calendar year 2011, AWP acquired approximately 70 miles of 2D seismic data and completed the drilling and coring of 12 holes. This was combined with the historic information of approximately 58 holes in our project area, the results of which was used to delineate the potash resource potential on AWP's acreage. In June 2012, we completed the drilling and coring of an additional 10 holes. We plan to drill and core 12-15 new holes in order to obtain additional geochemical, metallurgical and rock mechanics testing. As part of our ongoing exploration and development work, in 2011 we engaged third party technical consultants, North Rim Exploration Ltd., to complete a NI 43-101 mineral resource estimate, which was updated in August 2012, which we refer to as the Resource Calculation, and Tetra Tech, Inc. to complete the PEA.

        We recently reported and are finalizing an interim engineering study which is being prepared by Tetra Tech, which we refer to as the Interim Report, indicating that we are on track to meet key targets within previous expectations as to capital and operating expenses, infrastructure, permitting, and site plan for the Holbrook Project. According to the Interim Report, key capital expense elements are in line with 2012 expectations, and estimated operating expenses are within the expected levels estimated by the PEA. The changes to estimated capital expense and operating expense include more focus on mine planning, potash recovery, reliability and optimization. The Interim Report supports the engineering estimates in the PEA within a range of +/- 35% of estimated capital expense elements and operating expense. It is important to note that the Interim Report is not a preliminary feasibility study or a final "bankable" feasibility study within the meaning of SEC Industry Guide 7 or NI 43-101, and investors are cautioned not to assume the Interim Report constitutes a bankable feasibility study, which we are targeting for completion in the first half of calendar 2013. See "Cautionary Note to Investors Regarding Mineral Disclosures" and "Risk Factors" elsewhere in this prospectus supplement.

     Highlights from the Resource Calculation(1):

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  The identified potash deposit was divided into two seams by North Rim: KR-1 and KR-2.

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  KR-2 was estimated to contain 3.26 MMT of measured K2O resources, at a weighted average K2O grade of 9.78% and indicated K2O resources of approximately 25.33 MMT, at a weighted average K2O grade of 9.76%. Additionally, KR-2 was estimated to contain inferred K2O resources of approximately 30.29 MMT at a weighted average K2O grade of 10.73%.

  •
  KR-1 was estimated to contain inferred K2O resources of approximately 22.26 MMT at a weighted average K2O grade of 10.89%.

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  The potash beds occur at relatively shallow depths, generally less than 1,600 ft.

     Highlights from the PEA(2):

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  Estimated pre-tax net present value, or NPV, of $3.8 billion, with a base case assuming 85% mill recovery rate, a potash selling price of $496/tonne ($450/short ton) and a 10% discount rate.

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  Estimated full production of the Holbrook Project is targeted to be 2.0 MMT of finished products per year, mined by conventional underground mining methods.

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  Total estimated initial cost for constructing the mine and mill, including indirect and contingency costs, estimated at $1.3 billion over the initial three year pre-production period. This equates to a construction cost of $667 per tonne of annual production capacity.

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  Mine site operating costs were estimated at US$98/tonne.

  •
  Estimated mine life, considering both indicated and inferred resources, is over 30 years.(3)

  •
  The PEA and the Interim Report considered only one of the two identified seams, KR-2, as discussed above in the Resource Calculation.

(1)
Mineral resources are not mineral reserves and do not have demonstrated economic viability. All figures are rounded to reflect the relative accuracy of the estimate. The Resource Calculation is preliminary in nature, it includes inferred mineral resources that are considered too speculative geologically to have economic considerations applied to them and cannot be categorized as mineral reserves, and there is no certainty that the estimates in the Resource Calculation, as updated, will be realized. As defined by SEC Industry Guide 7, AWP's resource currently does not meet the definition of proven or probable reserves. See "Cautionary Note to Investors Regarding Mineral Disclosures" and "Risk Factors" elsewhere in this prospectus supplement.

(2)
The PEA and the Interim Report are each preliminary in nature and the Interim Report is not a bankable feasibility study. Further studies that demonstrate the economic viability of the project must be completed, necessary permits and additional property rights must be obtained, a production decision must be made, and financing for construction and development must be arranged. The PEA and the Interim Report are each based on estimates of mineral resources, which are not mineral reserves and do not have demonstrated economic viability. The Resource Calculation, as updated, has not estimated any mineral reserves for the Holbrook Project. The PEA contains estimates based on indicated and inferred resources and the Interim Report contains estimates based on measured, indicated and inferred resources. However, in accordance with both SEC Industry Guide 7 and NI 43-101, estimates of inferred resources cannot form the basis of a feasibility study. Many factors, some of which are beyond our control, could affect the anticipated timelines and estimates contained in the PEA and the Interim Report, including the results of the bankable feasibility study, which is underway. There is no certainty that the estimates in the PEA or the Interim Report will be realized. See "Cautionary Note to Investors Regarding Mineral Disclosures" and "Risk Factors" elsewhere in this prospectus supplement.

(3)
In the most recent draft mine plan in the Interim Report, based on the inclusion of only the lower seam, KR-2, and a conservative engineering design and extraction ratio, Tetra Tech has designed a 20 year mine plan. With the optimization of the mine plan, further engineering design, extraction ratios, and our belief that we can continue to expand our current mineralization based on the technical work done to date and the extensive land package we currently control through AWP, we believe the bankable feasibility study will increase the useful mine life. This deeper and more qualitative analysis is ongoing and will be finalized and included in the bankable feasibility study expected in the first half of 2013.

Recent Developments

Potash Supply Agreement with Sichuan Chemical

        On October 18, 2012 we entered into a potash supply agreement with Sichuan Chemical whereby Sichuan Chemical will purchase at least 500,000 tonnes of potash per year over 10 years on a take-or-pay basis backed by letters of credit. 500,000 tonnes represents approximately 25% of the Holbrook Project's expected annual production. Though there is no guarantee as to the future price of potash to be sold pursuant to this agreement, using the current market price for potash of approximately $475 per tonne of potash for 500,000 tonnes per year, management estimates the value of this agreement to be approximately $2 billion. See "The Company — Recent Developments — Potash Supply Agreement with Sichuan Chemical" and "Risk Factors — Risks Related to the Mining Industry" elsewhere in this Prospectus.

Exclusivity Arrangement for a $100 Million Investment from Apollo

        On October 25, 2012, we entered into an exclusivity agreement (with a non-binding term sheet attached) with Apollo Management VII, L.P. to negotiate, finalize and execute definitive documentation under which funds managed by Apollo Global Management, LLC (which we refer to collectively as Apollo) and certain co-investors thereof would, among other things, invest $100 million by purchasing newly issued 7-year Convertible Springing 2nd Lien Notes (which we refer to as the Apollo Notes) from us (which we refer to collectively as the Apollo Financing), expected to fund in the first half of 2013. Additionally, Apollo would have an option (which we refer to as the Apollo Option) to purchase 16.7 million shares of our common stock at $3.00 per share, exercisable any time through the closing of the Apollo Financing. We expect to use the proceeds of the Apollo Financing and any exercise of the Apollo Option to continue development of our Holbrook Project, including the partial repayment of the promissory note issued to The Karlsson Group.

        The Apollo Notes would be convertible at an initial conversion price of $3.00 per share, subject to customary anti-dilution provisions. The Apollo Notes would have an annual interest rate of 10%, of which 4% would be payable in cash and 6% would be payable in kind in additional Apollo Notes. The Apollo Notes would be convertible at any time by the holders, and we would be able to convert the Apollo Notes after such time as our common stock trades above two times the then-conversion price for 20 consecutive trading days after the Holbrook Project is completed. The Apollo Notes would also have voting rights alongside our common stock on an as-converted basis.

        The second lien security that it is contemplated would be granted with respect to the Apollo Notes consists of the assets we pledged to The Karlsson Group in connection with the issuance of the promissory note. At such time as we have fully repaid the promissory note issued to The Karlsson Group, Apollo would become our senior secured creditor ranking at least pari passu with all of our existing and future indebtedness, but junior in respect of rights to collect on collateral to certain first lien indebtedness we intend to incur in connection with project financing for the Holbrook Project.

        The closing of the Apollo Financing is subject to, among other things, satisfactory completion of negotiations with Apollo, the execution of definitive documents, completion of a bankable feasibility study with respect to the Holbrook Project that satisfies certain conditions relating to estimated capital costs, operating costs, mineral grades and resources, production rates and other matters based on the estimates contained in our Preliminary Economic Assessment (which we refer to as the PEA), approval by our shareholders, and other conditions necessary to complete the transaction. In addition, if a bankable feasibility study indicates that total capital costs are going to be greater than $1.568 billion (which exceeds the $1.3 million estimate from our PEA), we may be obligated to issue to Apollo up to 3.5 million shares of our common stock (subject to anti-dilution adjustments) at no cost to Apollo.

        In the exclusivity agreement, we have agreed to pay Apollo a termination fee of $7.5 million plus expenses incurred by Apollo and its advisors in connection with the transaction, subject to a cap, if definitive documentation for the Apollo Financing is not executed by November 19, 2012, which would be paid from the proceeds of this offering. The definitive documentation being negotiated currently contemplates that we would be obligated to pay a termination fee of $5.0 million plus expenses incurred by Apollo and its advisors in connection with the transaction if we do not receive shareholder approval of the sale of the Apollo Notes or the transaction does not close because of a breach by us.

        Subject to the execution of definitive agreements, Buffalo Management LLC, or Buffalo Management, has agreed to terminate its 2% royalty interest in us, and Buffalo Management and Apollo will each receive a 1% royalty on the annual gross revenues of the Company.

        We believe that the definitive documentation will include a securities purchase agreement and an investor rights agreement, which will grant Apollo certain rights as an investor, including demand registration rights, pre-emptive rights (beginning upon execution of the definitive documentation),and the right to appoint four board members of a nine member board. In addition, we would expect to appoint one Apollo designee to our board upon execution of definitive documentation with respect to the Apollo Financing, and grant Apollo one board observer right. The Apollo Notes would also contain extensive consent rights to certain actions, which we expect will include approval of our annual budget, issuance of equity securities (other than common stock), payment of dividends, incurrence of indebtedness, acquisitions or dispositions of assets over certain thresholds, the hiring and firing of the chief executive officer and certain other key executives and entering into a merger or sale of the company.

        The exclusivity agreement also prohibits us from discussing, negotiating or entering into agreements with any person or entity (other than Apollo) with respect to financing transactions, with certain limited exceptions, through November 19, 2012. The summary term sheet attached to the exclusivity agreement is non-binding and preliminary in nature. There can be no assurance that definitive documentation for the Apollo Financing will be executed on terms acceptable to us, on terms substantially consistent with those contemplated in the summary term sheet, or at all.

        For a summary of the currently proposed terms of the Apollo Notes and other features of the Apollo Financing, see Appendix A elsewhere in this prospectus supplement.

Purchase of Remaining 50% Interest in AWP

        On May 30, 2012, we entered into an agreement with The Karlsson Group whereby we agreed to acquire the 50% of AWP that we did not own for an aggregate purchase price of $150 million, a seven-year warrant to purchase 5,605,834 shares of our common stock with an exercise price of $4.25 per share and the right to receive payments equal to 1% of gross sales (described below) and potential contingent payments. The purchase closed on August 1, 2012, at which time we assumed full ownership and complete control of AWP.

        Prior to the closing, we paid The Karlsson Group a non-refundable deposit consisting of (a) $6 million in cash, of which $5.5 million was credited against the purchase price at closing, and (b) the warrant referred to above. At closing, (a) we paid The Karlsson Group an additional $19.5 million in cash, which was funded from proceeds of our public offering of common stock that closed in July, 2012, (b) Old Prospect Global issued The Karlsson Group a senior secured $125 million promissory note, guaranteed by AWP and secured by a pledge by Old Prospect Global of 100% of the membership interests of AWP and a lien on all the assets of Old Prospect Global and AWP and (c) AWP granted The Karlsson Group the right to receive payments equal to 1% of the gross sales received by AWP from potash production from the real property over which AWP currently has leases, licenses and permits for mining purposes, capped at $75 million. See "The Company — Recent Developments — Purchase of Remaining 50% Interest in AWP" elsewhere in this Prospectus.

Hiring of New Chief Operating Officer and Heads of Mining Engineering and Process Engineering

        We hired Brian Wallace to serve as our chief operating officer, commencing on August 15, 2012. Mr. Wallace has worked for 28 years in mining and related industries, most recently serving since 2008 as president of Incitec Pivot Limited's operating division, Dyno Nobel Americas, a $1.2 billion, 3,000-employee provider of explosive products and services to the mining, quarrying, construction and seismic exploration industries with customers in North and South America. He previously served as vice president, strategy for Incitec Pivot a multi-national supplier of fertilizer and explosives products and services to the agricultural, mining, construction and energy industries. From 2001 to 2007, he worked for Orica Limited, a global diversified chemicals manufacturer supplying the mining/resources sectors. His last role with Orica was senior vice president where he was responsible for designing and implementing retention strategies for the company's top global customers.

        Mr. Wallace's extensive senior-level experience in mining and related industries, as well as his international business background, will be an asset as we develop the Holbrook Project. We will need to add additional senior staff as we move closer to construction of the mine and production, and intend to seek out individuals of comparable caliber to Mr. Wallace.

        On September 1, 2012, we hired veteran mining executives Hugh Eisler and Anita Marks as Head of Mining Engineering and Process Engineering, respectively. Both executives join us with 24 years of experience in designing, permitting, developing and operating large-scale mining facilities. Each have held senior engineering roles with Intrepid Potash, Phelps Dodge and Kennecott. They have been acting as consultants to Prospect for over a year.

Termination of Management Services Agreement with Buffalo Management LLC

        On August 1, 2012 we terminated the management services agreement with Buffalo Management LLC. The management services agreement, which was terminable only by Buffalo Management, provided for fees to Buffalo Management for management services rendered in connection with significant transactions such as acquisitions, dispositions and financings.

        Pursuant to the termination agreement we: (i) paid Buffalo Management $975,000 in cash and a warrant to purchase 352,150 shares of our common stock for $2.60 per share in satisfaction of the $1,500,000 fee payable to Buffalo Management in connection with the acquisition of the 50% of AWP that we did not previously own; (ii) issued Buffalo Management a warrant to purchase 268,304 shares of our common stock for $2.60 per share for services rendered by Buffalo Management in connection with our recent public offering of 15,400,000 shares of common stock at $2.60 per share; and (iii) issued Buffalo a warrant to purchase 2,000,000 shares of our common stock for $2.60 per share in consideration of Buffalo Management's terminating its right to future transaction fees and the $20,000 monthly consulting fee under the management services agreement. The fee payable to Buffalo Management equal to 2% of our annual gross revenues provided for under Section 2(a) of the management services agreement survives the termination in perpetuity. Subject to the execution of definitive agreements with Apollo, Buffalo Management has agreed to terminate its 2% royalty interest in us and Buffalo Management and Apollo will each receive a 1% royalty on the annual gross revenues of the Company.

 Summary of the Offering

        The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of shares of our common stock. For a more complete description of our common stock, see the section in this prospectus supplement and the accompanying prospectus, each titled "Description of Common Stock."

Common stock offered by us	15,000,000 shares of common stock plus up to 2,250,000 additional shares of common stock that we will issue and sell in the event that the Underwriters exercise their 30 day option to purchase additional shares of our common stock to cover over-allotments, if any.
Common stock to be outstanding after this offering	70,714,468 shares (72,964,468 shares of common stock if the Underwriters exercise their over-allotment option to purchase additional shares of common stock in full)(1)
Issue Price	$1.75 per share.
Use of Proceeds
The net proceeds to us from the sale of the common stock offered hereby are expected to be approximately $24.3 million ($28.0 million if the Underwriters exercise their over-allotment option to purchase additional shares of common stock in full) after deducting the underwriting discount and our estimated offering expenses. We intend to use $9.7 million of the net proceeds from this offering for a required payment due to The Karlsson Group under the $125,000,000 promissory note we issued in connection with the closing of our acquisition of the 50% interest in AWP formerly held by The Karlsson Group, $4.9 million to fund the preparation of a bankable feasibility study, $4.8 million for engineering, $1.0 million for permitting and environmental, $0.6 million for leasehold commitments and the balance for general corporate purposes and working capital. See "Use of Proceeds beginning on Page S-30 of this prospectus supplement.
NASDAQ Trading Symbol	PGRX
Risk Factors
Investing in our securities involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page S-15 of this prospectus supplement and on page 8 of the accompanying prospectus.

(1)
The total number of shares of our common stock outstanding as of November 7, 2012 is 55,714,468 and excludes, as of November 7, 2012, the following:

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14,639,000 shares of common stock reserved for future issuance under our equity incentive plans. As of the date of this prospectus supplement, there were outstanding options under our equity incentive plans to purchase (i) 3,415,000 shares of our common stock with an exercise price of $4.25 per share, (ii) 3,346,000 shares of our common stock with an exercise price of $2.60 and (iii) 300,000 shares of our common stock with an exercise price of $2.88;

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  20,779,534 shares of common stock issuable upon exercise of outstanding warrants as of the date of this prospectus supplement with exercise prices ranging from $2.25 per share to $5.02 per share with a weighted average exercise price of $3.66 per share;

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  approximately 979,241 shares of common stock issuable to our advisor Thornton Group LLC for services provided in connection with entering into the potash supply agreement with Sichuan Chemical;

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  150,000 shares of common stock issuable to our investment relations advisor, COR Capital LLC pursuant to our Investor Relations Consulting Agreement with COR;

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  955,944 shares of common stock issuable to Grandhaven Energy LLC upon exercise of the option contained in the Potash Royalty Purchase and Sale Agreement and Option dated effective as of November 22, 2011 between Grandhaven and us; see Note 9 to our financial statements contained in our annual report on Form 10-K for the year ended March 31, 2012, which is incorporated herein by reference; and

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  common stock that may be issuable to Apollo in connection with the conversion of the Apollo Notes, Apollo's option to acquire 16.7 million shares of our common stock, common stock issuable to Apollo if the estimated total capital costs for the Holbrook Project exceeds certain thresholds, and common stock purchasable by Apollo in connection with a potential default under The Karlsson Group promissory note, in each case pursuant to the proposed Apollo Financing. See "— Recent Developments."

RISK FACTORS

        Investing in shares of the Common Stock is highly speculative and involves significant risks, including the potential loss of all or part of your investment, due to the nature of our business, present stage of exploration and development activities, and the fact that we have not yet identified any proven or probable reserves at our Holbrook Project. You should carefully consider the following risks, along with all the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make an investment in the Common Stock. These risk factors list some, but not all, of the risks and uncertainties that could materially affect our business, financial condition and results of operations and cause a decline in the market price of our common stock.

 Risks Related to Our Business

  We have no current revenue source and a history of operating losses, and there is an expectation that we will generate operating losses for the foreseeable future. We may not achieve profitability for some time, if at all.

        We have incurred losses each year since our inception. We expect to continue incurring operating losses until several months after production occurs, if ever. As of June 30, 2012, our accumulated losses were $83,031,569, which included derivative losses of $54,765,601 that relate to the change in the fair value of the compound embedded derivatives of our convertible notes and warrants (see "Management's Discussion and Analysis" included in our annual report on Form 10-K for the year ended March 31, 2012 and in our periodic report on Form 10-Q for the period ended June 30, 2012, each incorporated herein by reference, for more information relating to our derivative losses), and the net loss attributable to us for the twelve months ended June 30, 2012 was $64,612,387 which included derivative losses of $42,431,127 that relate to the change in the fair value of the compound embedded derivatives of our convertible notes and warrants. The process of exploring, developing and bringing into production a producing mine is time-consuming and requires significant up-front and ongoing capital. We have not defined or delineated any proven or probable reserves at any of our properties. The development of the Holbrook Project into a producing mine will require further studies that demonstrate the economic viability of the project, including a bankable feasibility study, necessary permits and additional property rights must be obtained, a production decision must be made and financing for construction and development must be arranged. The PEA and the Interim Report are each based on estimates of mineral resources, which are not mineral reserves and do not have demonstrated economic viability. There can be no assurance that the bankable feasibility study we have commissioned will be completed on time or at all, or that the economic feasibility of the Holbrook Project will be confirmed by the feasibility study. Few properties that are explored are ultimately developed into producing mines. We expect that we will continue to incur operating losses for the foreseeable future.

  We have no history of commercially producing potash and there can be no assurance that we will ever make it to the production stage or profitably produce potash.

        We have no history of commercially producing potash and no ongoing mining operations or revenue from mining operations. Many early stage mining companies never make it to the production stage. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises, including:

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  the timing and cost, which can be considerable, of the construction of mining and processing facilities and related infrastructure;

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  the availability and cost of skilled labor and mining equipment;

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  the need to obtain necessary environmental and other governmental approvals and permits, and the timing of those approvals and permits;

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  the availability of funds to finance construction and development activities;

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  potential opposition from non-governmental organizations, environmental groups or local groups which may delay or prevent development activities; and

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  potential increases in construction and operating costs due to changes in the cost of fuel, power, materials and supplies and foreign exchange rates.

        Cost estimates may increase significantly as more detailed engineering work and studies are completed on a project. It is common in new mining operations to experience unexpected costs, problems and delays during development, construction and mine start-up. Accordingly, there are no assurances that our activities will result in profitable mining operations or that we will successfully establish mining operations or enter into commercial production. Our failure to enter successfully into commercial production would materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our activities will produce natural resources in commercially viable quantities. There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

  We have significant capital needs over the next few years. If we are unable to secure this capital when needed or on terms that are acceptable to us, our ability to execute our business strategy will be impacted.

        Our current operations do not generate any cash flow. Future work on our properties will require significant additional financing. Our current estimate for constructing the potash mine and mill facility at the Holbrook Project is approximately $1.3 billion. There can be no assurance that we will be able to obtain these funds on terms acceptable to us, or at all. In addition, there can be no assurance that this preliminary estimate will not increase significantly in connection with the additional engineering studies required for a bankable feasibility study. If we cannot raise the capital required for further exploration and development of the Holbrook Project, this may result in the delay or indefinite postponement of further exploration and development and the possible, partial or total loss of our interest in certain properties. Further, any equity financings would likely result in dilution to existing stockholders and may involve the use of securities that have rights, preferences, or privileges senior to our common stock, and debt financing may contain covenants or other terms that impact our business.

  We do not have the cash necessary to pay the $125 million promissory note our subsidiary, Old Prospect Global, issued to The Karlsson Group to acquire the 50% interest in AWP that we did not previously own and will need funding in addition to the proceeds of this offering to make the required payments on the note, which may not be available.

        On August 1, 2012, in connection with our purchase of the 50% interest in AWP that we did not previously own, our subsidiary, Old Prospect Global, issued a $125 million secured promissory note to The Karlsson Group. The note requires a first principal payment of $50 million no later than March 30, 2013 and a final principal payment of $75 million on July 31, 2013. The promissory note is secured by our equity interest in AWP and all of AWP's assets. We have allocated $9.7 million of the net proceeds of this offering toward payment of the amounts due to The Karlsson Group under the promissory note; however, we will require additional funding to make all of the required payments on the promissory note. There can be no assurance that additional financing arrangements will be available in amounts or on terms acceptable to us, if at all. Failure to make the required promissory note payments would entitle the sellers to foreclose on this collateral which could result in a sale of AWP or its assets to satisfy amounts owing on the promissory note.

  We have not entered into definitive documentation with Apollo for the purchase of the Apollo Notes. There can be no assurance that definitive documentation for the proposed transaction with Apollo will be executed on terms acceptable to us, on terms substantially consistent with those contemplated in the term sheet or at all, or that if such documentation is executed, that the Apollo Transaction will be consummated pursuant to its terms. Any such definitive agreement may subject us to risks that could have a material effect on our business, results of operations and financial condition.

        We have entered into an exclusivity agreement with Apollo, which contains a non-binding term sheet with respect to the purchase of the Apollo Notes. The term sheet does not contain all the provisions of the draft definitive documents currently being negotiated. There can be no assurance that we will successfully negotiate definitive documents with Apollo in a timely manner, or at all, and there is no guarantee that the terms of any definitive agreements will be the same or similar to those currently contemplated. The term sheet also contains specified closing conditions, including approval by our stockholders, receipt of the bankable feasibility study (which must satisfy specified minimum conditions), no indication of delay in obtaining necessary permits and receipt by Apollo of satisfactory updated reports from its commercial and technical advisors, all of which are out of our control. Failure to enter into definitive documentation for the purchase of the Apollo Notes, or failure to close once definitive documentation is signed, would mean that we would have to seek alternative sources for the $100,000,000 of financing that Apollo would have provided, and there can be no assurance that such financing would be available to us on acceptable terms, or at all. Failure to execute definitive documentation for or close the Apollo Financing could also negatively impact the trading price of our common stock.

        If we reach an agreement with Apollo, there is no guarantee that it will be on substantially similar terms as those contemplated in the term sheet and described in this prospectus supplement. The term sheet is non-binding and neither us nor Apollo have agreed to any specific terms of the Apollo transaction. We may ultimately agree to a transaction with Apollo that is substantively different than that proposed in the term sheet. There is no guarantee that such a transaction would not result in our relinquishing further corporate governance rights to Apollo or that such a transaction would not be dilutive to the holders of our common stock. Any agreement that we reach with Apollo that is not consistent with the terms included in the term sheet could have a material effect on our business, results of operations or financial condition

  We are obligated to pay Apollo significant termination fees in certain circumstances.

        We are obligated to pay Apollo a termination fee of $7.5 million plus expenses incurred by Apollo and its advisers in connection with the transaction, subject to a cap, if we do not enter into definitive documents for the purchase of the Apollo Notes by November 19, 2012, and the draft definitive documents currently contemplate that we would pay a termination fee of $5.0 million plus expenses incurred by Apollo and its advisers in connection with the transaction if we do not receive shareholder approval of the sale of the Apollo Notes or the transaction does not close because of a breach by us. These termination fees would be paid out of the proceeds of this offering of our common stock and may impede our ability to use the full amount of the proceeds as anticipated which could have a material effect on our business, results of operations or financial condition or require us to raise additional funds in order to complete the Holbrook Project, which financing may not be available to us on acceptable terms, or at all.

  Conversion of the Apollo Notes and the other potential issuances of common stock to Apollo would be highly dilutive, and the proposed transaction would result in Apollo's ability to exercise substantial control over our company.

        If we reach an agreement with Apollo and execute definitive agreements substantially in the form anticipated in the term sheet, the transaction would result in Apollo beneficially owning up to 32.0% of our outstanding common stock on an as-converted basis (based on outstanding shares today and assuming issuance of the shares offered hereby). In addition, it is currently contemplated that Apollo would receive options to purchase an additional 16.7 million shares of our common stock from us, which would constitute an additional 9.4% of our outstanding common stock (based on outstanding shares today and assuming issuance of the shares offered hereby and the full conversion of the Apollo Notes). Further, if our definitive feasibility study indicates that total capital costs are going to be greater than $1.568 billion, we may be obligated to issue to Apollo up to 3.5 million shares of our common stock at no additional cost to Apollo, subject to anti-dilution adjustments. If we are in default (or likely to default) on our payment obligations under The Karlsson Group promissory note, Apollo will also have the right to purchase additional shares of our common stock from us (or provide debt financing to us) in an undetermined amount sufficient to pay off the promissory note or cure the default.

        Prior to conversion, the Apollo Notes would have voting rights on an as-converted basis. If the Apollo Notes are issued, so long as Apollo continues to hold at least 20% of our issued and outstanding shares of common stock on an as-converted basis, Apollo will have the right to designate 4 of 9 of our directors, which designation rights will decline to the extent Apollo's percentage of voting securities falls below 20%. The Apollo Notes would also contain extensive consent rights to certain actions, which we expect will include approval of our annual budget, issuance of equity securities (other than common stock), payment of dividends, incurrence of indebtedness, acquisitions or dispositions of assets over certain thresholds, the hiring and firing of the CEO and certain other key executives and entering into a merger or sale of the company. The interests of Apollo may conflict with or differ from your interests as a holder of our common stock.

  Our current and anticipated future operations are dependent on receiving the required permits and approvals from governmental authorities. Denial or delay by a government agency in issuing any of our permits and approvals, imposition of restrictive conditions on us with respect to these permits and approvals or a failure to comply with the terms of any such permits that we have obtained may have a material effect on our business and operations.

        We must obtain numerous environmental, mining and other permits and approvals from various United States federal, state and local government authorities authorizing our future operations, including further exploration and development activities and commencement of production on our properties. There can be no assurance that all permits that we require for the construction of mining facilities and to conduct mining operations will be obtainable on reasonable terms, or at all. A decision by a government agency to delay or deny a permit or approval, or a failure to comply with the terms of any such permits or approval that we have obtained, may delay the completion of a bankable feasibility study on the Holbrook Project or may interfere with our planned development of this property and have a material adverse effect on our business, financial condition or results of operations. The closing of the proposed Apollo Financing is conditioned on there being no indication that there will be a delay in obtaining most of the required permits for the Holbrook Project by August 31, 2013.

  Our estimated timetables to complete a bankable feasibility study and achieve production at the Holbrook Project may not be accurate.

        Based on technical work recently completed, we believe we can achieve production in late 2015 or early 2016. However, the PEA and Interim Report prepared for the Holbrook Project are preliminary in nature and are subject to change due to many factors within and outside of our control. We have not completed a feasibility study with regard to these properties, and the feasibility of mining at these properties may never be established. There is no certainty that the preliminary assessment and economics estimated in our PEA and Interim Report will be realized or that we will be able to begin production in late 2015 or early 2016 or at all. We are working toward a bankable feasibility study; however, there is no guarantee that such a study will be completed on schedule, or at all, or that a completed study will confirm the economic feasibility of the Holbrook Project. The completion of the proposed Apollo Financing will depend on the successful completion of a bankable feasibility study that meets the requirements set forth in the definitive agreements relating to the Apollo Financing. See "The Company — Recent Developments."

        If we decide to commence production, we will require significant amounts of capital, and our ability to obtain the necessary funding will depend on a number of factors, including the status of the national and worldwide economy and the price of potash. Fluctuations in production costs, material changes in the mineral estimates and grades of mineralization or changes in the political conditions or regulations in the United States may make placing the Holbrook Project into production uneconomic. Further, we may also be unable to obtain the necessary permits or additional property interests in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop the Holbrook Project.

  Our properties may not yield resources in commercially viable quantities or revenues that are sufficient to cover our cost of operations.

        Resource figures presented in our filings with the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by our personnel and independent technical experts. These estimates are imprecise and depend upon geologic interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. Even the use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether resources will be present or, if present, whether in the quantities and grades expected. There can be no assurance that our estimates will be accurate or that any of our properties will yield resources in sufficient grades or quantities to recover our mining and development costs.

        Because we have not commenced commercial production at any of our properties, resource estimates for our properties may require adjustments or downward revisions based upon further exploration or development work or actual production experience. There can be no assurance that recovery of minerals in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale.

        The resource estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for potash may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

  Our potash supply agreement with Sichuan Chemical is subject to risks that may prevent us from realizing the benefit of the agreement or that may have a material adverse effect on our business, results of operations and financial condition.

        Our agreement with Sichuan Chemical for its purchase of potash over a 10 year period may be terminated if the Holbrook Project has not achieved production by December 31, 2015. Based on technical work recently completed, we believe we can achieve production in late 2015 or early 2016, and there can be no assurance that the Holbrook Project will be developed into a producing mine by December 31, 2015, or at all. In the event that Sichuan Chemical terminates its agreement with us, there is no guarantee that we will be able to enter into a similar agreement with another entity to purchase our potash and such an event could have a material adverse effect on our results of operations and financial condition.

        In addition, our agreement with Sichuan Chemical for delivery of potash is valued based on factors beyond our control including the then market price for potash in the People's Republic of China. If such market price materially lowers from its current rate, our valuation of the contract would decrease, which could have a material adverse effect on our results of operations and financial condition.

        Furthermore, our agreement with Sichuan Chemical limits our ability to sell potash in the People's Republic of China. This may make it more difficult for us to enter into supply agreements with other parties in the future, which could have a material adverse effect on our business, financial condition and results of operations.

  We are subject to the risks of doing business internationally as we attempt to enter into contracts with international companies.

        Our business operations are primarily conducted in the United States. However, we plan to do business with companies outside of the United States. The laws, regulations and policies in these countries may be different from those typically found in the United States. For example, our current potash supply agreement with Sichuan Chemical is governed by the laws of Hong Kong. Our international business relationships are subject to the financial and operating risks of conducting business internationally, including, but not limited to: unexpected changes in or impositions of legislative or regulatory requirements; potential hostilities and changes in diplomatic and trade relationships; local economic and political conditions; and political instability. The risks inherent in doing business internationally may have a material adverse effect on our business, operating results, and financial condition.

  Our ability to attract and retain qualified contractors and staff is critical to our success. The departure of key personnel or loss of key contractors could adversely affect our business and financial condition.

        We are dependent on the services of key executives including Patrick Avery, our president and chief executive officer. Mr. Avery has over 25 years of experience in the mining, fertilizer and natural resources sectors and his knowledge and credibility are critical to our future success and development. We are also dependent on other highly skilled and experienced executives and personnel focused on managing our interests and the advancement of our projects. The construction and operation of a mine and mill of the size we have planned for the Holbrook Project is expected to require up to 800 workers during the construction phase and up to 400 workers once the mine is in production. We will require many of the same skill sets sought by other natural resource companies and we will be competing with these other natural resource companies in finding qualified contractors, consultants and staffing. Since many of these skills sets are highly specialized, the market for and availability of individuals possessing these skills will be impacted by the overall health of the natural resource sector. Due to our relatively small size, the loss of these persons or the inability to attract and retain additional highly skilled employees required for the development of our activities may have a material adverse effect on our business or future operations.

        Additionally, the terms of the draft investor rights agreement with Apollo, as currently contemplated, requires us to obtain Apollo's consent to hire or fire the chief executive officer, chief operating officer, chief financial officer and key personnel and to amend compensation arrangements with such persons. The interests of Apollo may conflict with or differ from your interests as a holder of our common stock.

  We face competition from larger companies having access to substantially more resources than we possess.

        Our competitors include other mining companies and fertilizer producers in the United States and globally, including state-owned and government-subsidized entities. Many of these competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than we do. We may not be able to conduct our operations successfully, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive mineral properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. We may also encounter increasing competition from other mining companies in our efforts to hire the experienced mining professionals necessary to conduct our operations and advance our properties. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operations, financial condition and cash flows.

  There are risks in acquiring properties, including difficulties in integrating acquired properties into our existing operations.

        Our business strategy includes growing our resource base through acquisitions. Our success at completing acquisitions will depend on a number of factors, including, but not limited to:

  •
  identifying acquisitions that fit our business strategy;

  •
  accurately assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates;

  •
  negotiating acceptable terms with the seller of the business or property to be acquired; and

  •
  obtaining approval from regulatory authorities in the jurisdictions of the business or property to be acquired.

        If we do make further acquisitions, any positive effect on our results will depend on a variety of factors, including, but not limited to:

  •
  assimilating the operations of an acquired business or property in a timely and efficient manner;

  •
  maintaining our financial and strategic focus while integrating the acquired business or property;

  •
  achieving identified and anticipated operating and financial synergies;

  •
  unanticipated costs;

  •
  diversion of management attention from existing business;

  •
  potential loss of key employees or key employees of any business acquired;

  •
  unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition;

  •
  decline in the value of acquired properties, companies or securities;

  •
  implementing uniform standards, controls, procedures and policies at the acquired business, as appropriate; and

  •
  to the extent that we make an acquisition outside of markets in which we have previously operated, conducting and managing operations in a new operating environment.

        Our failure to integrate acquired businesses successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in unanticipated expenses and losses. In addition, we may assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions. The scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

        The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing. There can be no assurance that any future acquisitions will be successfully integrated into our existing operations and such acquisition may result in a material adverse effect on our financial condition.

  Our business is inherently dangerous and involves many operating risks that are beyond our control, which may have a material adverse effect on our business.

        Our operations are subject to hazards and risks associated with the exploration, development and mining of natural resources and related fertilizer materials and products, such as:

  •
  fires;

  •
  flooding;

  •
  power outages;

  •
  explosions;

  •
  inclement weather and natural disasters;

  •
  mechanical failures;

  •
  rock failures and mine roof collapses;

  •
  unscheduled downtime;

  •
  industrial accidents;

  •
  environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and

  •
  availability of needed equipment at acceptable prices.

        Any of these risks can cause substantial losses resulting from:

  •
  injury or loss of life;

  •
  damage to and destruction of property, natural resources and equipment;

  •
  pollution and other environmental damage;

  •
  regulatory investigations and penalties;

  •
  revocation or denial of our permits;

  •
  suspension of our operations; and

  •
  repair and remediation costs.

        We do not currently maintain insurance against all of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase, if at all. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or other companies within the mining industry. We may also experience losses in amounts in excess of the insurance coverage carried. We may suffer a material adverse impact on our business if we incur losses in excess of our insurance coverage carried or losses related to any significant events that are not covered by our insurance policies.

  Title and other rights to our mineral properties cannot be guaranteed, and we may be at risk of loss of ownership of one or more of our properties.

        We cannot guarantee that legal title to our properties or mineral interests will not be challenged and, if challenged, that we would be the prevailing party with respect to such challenge. Certain of the private leases and permits we have obtained are subject to uncertain title, or title which may, in the past, have not been assigned properly. We may not have, or may not be able to obtain, all necessary property rights to develop a property. Certain of our mineral properties are, or may be, subject to prior agreements, transfers or claims, and title may be affected by, among other things, undetected defects. We have not conducted surveys of all of the claims in which we hold a direct or indirect interest. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained secure claims to individual leases or permits may be constrained. A successful challenge to the precise area and location of these claims could result in us being unable to explore on our properties as permitted or being unable to enforce our rights with respect to our properties. This may result in us not being compensated for our prior expenditure relating to the property or may impact our ability to develop the Holbrook Project.

        The ultimate development plan at the Holbrook Project includes mining on lands that we do not currently have mining rights to. We have not been able to secure mineral rights to all of this land and we may ultimately be unable to secure these rights. Failure to secure these rights would significantly reduce the life of mine currently contemplated in the PEA and the Interim Report and may affect the economic feasibility of the Holbrook Project.

  We have commissioned a technical report and an updated report in accordance with NI 43-101, which differs from the standards generally permitted in reports filed with the SEC.

        We have prepared a technical report and an updated report in accordance with NI 43-101, which differs from the standards generally permitted in reports filed with the SEC. Under the first resource calculation completed in 2011, we reported indicated and inferred resources and under the updated resource calculation completed in 2012, we reported measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured or indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. Investors should be aware that we have no "reserves" as defined by SEC Industry Guide 7 and much or all of the potential target mineral resources may never be confirmed or converted into SEC Industry Guide 7 compliant "reserves." The PEA and the Interim Report contain estimates based on our inferred resources. However, in accordance with both Canadian statutes and NI 43-101, estimates of inferred mineral resources cannot form the basis of a feasibility study. See "Cautionary Note to Investors Regarding Mineral Disclosures" elsewhere in this prospectus supplement.

Risks Related to the Mining Industry

  Potash is a commodity whose selling price is highly dependent on and fluctuates with the business and economic conditions and governmental policies affecting the agricultural industry. These factors are outside of our control and may significantly affect our profitability.

        Our future revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors, for U.S. markets, are:

  •
  weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

  •
  quantities of crop nutrients imported to and exported from North America;

  •
  current and projected grain inventories and prices, both of which are heavily influenced by U.S. exports and world-wide grain markets; and

  •
  U.S. governmental policies, including farm and bio-fuel policies and subsidies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

        International market conditions, which are also outside of our control, may also significantly influence our future operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import barriers, or foreign currency fluctuations in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

        In addition, as noted above, our agreement with Sichuan Chemical for the sale of potash is valued based on factors beyond our control including the then market price for potash in the People's Republic of China. If such market price is materially lower than current prices, it could have a material adverse effect on our results and operations and financial condition.

  Government regulation may adversely affect our business and results of operations.

        Our operations and exploration and development activities are subject to extensive federal, state and local government laws and regulations, which may be changed from time to time. These laws and regulations primarily govern matters relating to:

  •
  protection of human health and the environment;

  •
  handling, storage, transportation and disposal of natural resources, including potash, or its by-products and other substances and materials produced or used in connection with mining operations;

  •
  handling, processing, storage, transportation and disposal of hazardous materials;

  •
  management of tailings and other waste generated by our operations;

  •
  price controls;

  •
  taxation and mining royalties;

  •
  labor standards and occupational health and safety, including mine safety; and

  •
  historic and cultural preservation.

        We may incur substantial additional costs to comply with environmental, health and safety law requirements related to these activities. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining, curtailing or closing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws or regulations. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the exploration or development of our properties.

  Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

        All of the Company's exploration and potential development and production activities are subject to regulation by governmental agencies under various environmental laws. Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste. We could also be held liable for natural resource damages. Liabilities under these and other environmental health and safety laws involve inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions. As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that may negatively impact our financial condition and operating results. Finally, we may discover currently unknown environmental problems or conditions that have been caused by previous owners or operators or that may have occurred naturally. The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

        Environmental legislation in the United States is evolving and the trend has been toward stricter standards of enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibly for companies and their officers, directors and employees. There can be no assurance that future changes in environmental laws and regulations will not adversely affect our business.

        In addition, portions of the area for the Holbrook Project border, or are within, the proposed expanded boundaries of the Petrified Forest National Park. The National Park Service recently acquired certain surface rights in this proposed expansion area that are included in the Holbrook Project. We hold the mineral rights for some of this land and we will need to work closely with both the State of Arizona and park officials regarding those portions of the Project. This coordination could potentially delay the issuance of necessary permits, or lead to the imposition of restrictions to some of our operations that could adversely affect the viability of portions of the Holbrook Project. It could also lead to the denials of, approvals and permits necessary to develop portions of the Holbrook Project. Furthermore the proposed expansion of the Petrified Forest National Park could limit our ability to acquire additional mineral rights, and additional acquisitions of lands or interests in land by the National Park Service could lead to further overlap with our current holdings.

        Continued government and public emphasis on environmental issues can be expected to result in increased future investments in environmental controls at ongoing operations, which may lead to increased expenses. Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

  The mining industry is capital intensive and the ability of a mining company to raise the necessary capital can be impacted by factors beyond its control.

        The upfront cost incurred for the acquisition, exploration and development of a mining project can be substantial, and the ability of a mining company to raise that capital can be influenced by a number of factors beyond the company's control including but not limited to general economic conditions, political turmoil, market demand, commodity prices and expectations for commodity prices, debt and equity market conditions and government policies and regulations.

        Once in production, mining companies require annual maintenance capital in order to sustain their operations. This sustaining capital can also be substantial and may have to be secured from external sources to the extent cash flows from operations are insufficient.

        Future cash flow from operations is subject to a number of variables, including:

  •
  the quality of the resource base and the grade of those resources;

  •
  the quantity of materials mined:

  •
  the cost to mine the materials; and

  •
  the prices at which the mined materials can be sold.

        Any one of these variables can materially affect a mining company's ability to fund its sustaining capital needs.

        If our future revenues are adversely affected as a result of lower potash prices, including those related to sales pursuant to our agreement with Sichuan Chemical, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects. We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

  New sources of supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

        Potash prices have increased since 2009 and this coupled with projected increases in demand for potash have led to a renewed interest in bringing new sources of potash supply into the market. If production increases to the point where the market is over supplied, the price at which we are able to sell and the volumes we are able to sell could be impacted, which may materially and adversely affect our projected business, operating results and financial condition.

  Variations in crop nutrient application rates may exacerbate the nature of the prices and demand for our products.

        Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers' decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. This variability in application rates can materially aggravate the cyclicality of prices for our future products and our sales volumes.

  Global economic conditions can adversely affect our business.

        The unprecedented events in global financial markets in the past several years have had a profound impact on the global economy. Many industries, including the mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations, high volatility in global equity, commodity and foreign exchange and a lack of market liquidity. A continuation or worsening of current economic conditions, a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns could have a material adverse effect on our sales, margins and profitability.

Risks Relating to our Common Stock

  The market price and trading volume of our common stock has been volatile, and you may lose all or part of your investment.

        Our common stock began trading on the NASDAQ Capital Market under the symbol "PGRX" on July 2, 2012. The high and low sale prices of our common stock on the NASDAQ Capital Market since trading commenced has been $4.06 and $1.77, respectively. The price of our common stock has fluctuated and may fluctuate in the future in response to many factors, including:

  •
  the perceived prospects for natural resources in general;

  •
  differences between our actual financial and operating results and those expected by investors;

  •
  changes in the share price of public companies with which we compete;

  •
  news about our industry and our competitors;

  •
  changes in general economic or market conditions including broad market fluctuations;

  •
  the public's reaction to press releases and other public announcements and filings with the SEC;

  •
  arrival or departure of key personnel;

  •
  acquisitions, strategic alliances or joint ventures involving us or our competitors;

  •
  adverse regulatory actions; and

  •
  other events or factors, many of which are beyond our control.

        Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company's common equity drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

  Our articles of incorporation permit us to issue debt securities with voting rights which would dilute the voting power of the holders of our common stock.

        Our articles of incorporation permit us to issue debt securities with voting rights as permitted by Nevada corporate law. We have not issued any debt securities with voting rights as of the date of this prospectus supplement. The potential Apollo Financing contemplates the issuance of convertible debt securities with voting rights on an as-converted basis. Issuances of debt securities with voting rights will dilute the voting power of the holders of our common stock. Issuances of debt securities with voting rights could also have an anti-takeover effect, in that it could make a change in control or takeover of us more difficult. For example, we could grant voting rights to debt holders by Prospect so as to dilute the voting rights of persons seeking to obtain control of us. Similarly, voting rights could be granted to debt holders allied with our management and could have the effect of making it more difficult to remove our current management by diluting the voting rights of persons seeking to cause such removal.

  Future sales or issuances of shares of common stock or the exercise of our outstanding warrants may decrease the value of our existing common stock, dilute existing shareholders and depress the market price of our common stock. We may also issue additional shares of our common stock or securities convertible into our common stock in the future.

        We have issued warrants to purchase an aggregate of 20,779,534 shares of our common stock. We may also sell additional common stock in subsequent offerings and may issue additional warrants and shares of our common stock in the future, which may lower the market price of our common stock. In connection with the proposed Apollo Financing, Apollo will have an option to purchase 16.7 million shares of our common stock at $3.00 per share, exercisable any time through the closing. Additionally, if we enter into definitive agreements for the Apollo Notes, we may be subject to significant dilution if Apollo choses to convert the Apollo Notes into shares of common stock. In addition, our investment relations advisor, COR Capital LLC, is compensated based on quarterly issuances of a fixed number of shares of common stock that is not tied to the market price of our common stock at the time of issuance. We cannot predict the size of future sales and issuances of common stock or securities convertible into common stock or the effect, if any, that future sales and issuances of common stock or securities convertible into common stock will have on the market price of our shares of common stock. Sales or issuances of a substantial number of common stock or securities convertible into common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. With any additional sale or issuance of common stock, investors will suffer dilution of their voting power and we may experience dilution in our earnings per share.

  We incur increased costs as a result of being an operating public company, specifically as a result of Section 404 of the Sarbanes-Oxley Act of 2002.

        As a public company, we incur increased legal, accounting and financial compliance costs that we would not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, and are subject to the rules and regulations of NASDAQ. Such requirements increase our costs, make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

        The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, the market price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

  Our common stock could be considered a "penny stock" making it difficult to sell.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Our common stock currently trades infrequently and in the past several months our common stock has traded below $5.00 per share on the NASDAQ Capital Market. The SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

  Securities analysts may not provide coverage of our shares or may issue negative reports, which may adversely affect the trading price and trading volume of the shares.

        Our common stock is currently covered by a limited number of securities analysts and we cannot assure you that securities analysts will cover our company going forward. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares of our common stock will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades our common stock or cease coverage, the trading price and volume of the shares of our common stock may decline. Further, because of our small market capitalization, it may be difficult for us to attract additional securities analysts to cover our company, which could significantly and adversely affect the trading price and volume of our stock.

  We do not intend to pay any cash dividends in the foreseeable future.

        We have never declared or paid dividends on our common stock nor do we anticipate paying any cash dividends on our common stock within the foreseeable future. Our board of directors has the ability and may so choose to declare cash dividends on our common stock, at their discretion, in the future. In their determination to declare dividends, the board will consider, among other factors, the company's financial positions, results of operations, cash requirements, and any applicable outstanding covenants. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

USE OF PROCEEDS

        The net proceeds from the sale of the shares of the Common Stock in this offering are estimated to be approximately $24.3 million after deducting the underwriting discount and estimated expenses of the offering ($28.0 million if the underwriters' over-allotment option is exercised in full).

        We intend to use the net proceeds from this offering to fund the ongoing development of the Holbrook Project, which includes (i) a payment due under Old Prospect Global's $125 million promissory note issued to The Karlsson Group in connection with the closing of our acquisition of the 50% interest in AWP formerly held by The Karlsson Group, (ii) preparation of a bankable feasibility study, (iii) engineering, (iv) permitting and environmental, (v) leasehold commitments, and (vi) the balance for general corporate purposes and working capital.

        A preliminary estimate of the allocation of the use of proceeds described above is as follows (in millions):

Payment due under Old Prospect Global's promissory note to The Karlsson Group	$9.7
Bankable feasibility study	4.9
Engineering	4.8
Permitting and Environmental	1.0
General corporate purposes	3.3
Leasehold commitments	0.6

Total	$24.3

        The actual use of the proceeds from this offering may vary depending on our operating and capital needs from time to time. There may be circumstances where, for business reasons, a reallocation of funds may be necessary, including for the potential acquisition of further mineral leases in the Holbrook Project area, though no acquisitions are currently imminent. Pursuant to our exclusivity agreement with Apollo, we are obligated to pay Apollo a termination fee of $7.5 million plus expenses incurred by Apollo and its advisers in connection with the transaction, subject to a cap, if we do not enter into definitive documents for the purchase of the Apollo Notes by November 19, 2012. The termination fee would be paid out of the proceeds of this offering of our common stock and may impede our ability to use the full amount of the proceeds as anticipated. Until such time as the net proceeds of this offering are used as described above, we intend to invest the net proceeds primarily in short-term investments, including cash bank accounts, money market accounts that are invested in U.S. treasury bills or U.S. treasury-backed securities.

 CAPITALIZATION

        The following table describes our cash and cash equivalents and capitalization as of June 30, 2012, on (i) an actual basis, (ii) an as adjusted basis to reflect the issuance and sale of 15,400,000 shares of the Common Stock at $2.60 per share in a public offering on July 5, 2012 as well as our acquisition of the remaining 50% interest in AWP as if each of the public offering of common stock on July 5, 2012 and the acquisition of the remaining 50% of AWP took place on June 30, 2012 and (iii) a pro forma, as adjusted basis to reflect the issuance and sale of 15,000,000 shares of the Common Stock offered by this prospectus supplement at a public offering price of $1.75 per share, after deducting the underwriting discount (assuming no exercise of the Underwriters' over-allotment option to purchase up to 2,250,000 additional shares) and our estimated expenses of the offering and the application of the net proceeds from this offering. The table does not reflect the proposed Apollo Financing, which is only subject to a non binding letter of intent as of the date of this prospectus supplement, and which is not expected to close until the first half of 2013. This information should be read in conjunction with, and is qualified in its entirety by, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the year ended March 31, 2012 and in our quarterly report on Form 10-Q for the quarter ended June 30, 2012, our audited financial statements and related notes for the period ended March 31, 2012, included in the Form 10-K and our unaudited financial statements and related notes for the period ended June 30, 2012 included in the Form 10-Q, both incorporated by reference in the prospectus supplement, and the unaudited pro forma consolidated financial statements and notes thereto included in the Form 8-K/A filed with the SEC on July 17, 2012 incorporated herein by reference.

	As of June 30, 2012
	Actual	As Adjusted for July 5, 2012 Issuance of 15,400,000 Shares and August 1, 2012 AWP Acquisition	Pro Forma, as Adjusted for the Issuance of the Common Stock
Cash and cash equivalents	$1,283,007	$18,670,107	$33,247,107

Total debt:
Old Prospect Global Promissory Note	$—	$125,000,000	$115,282,000
Shareholders' equity:
Common stock: $0.001 par value; 100,000,000 shares authorized (increased to 300,000,000 on August 27, 2012); 39,489,173 shares issued and outstanding as of June 30, 2012; 69,889,173 shares issued and outstanding after giving effect to this offering(1)(2)	39,489	54,889	69,889
Preferred Stock: $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of March 31, 2012 (increased to 100,000,000 on August 27, 2012); none issued and outstanding after giving effect to this offering	—	—	—
Additional paid-in capital	87,718,845	(9,594,412)	14,685,588
Losses accumulated in development stage	(83,031,569)	(83,031,569)	(83,031,569)

Total shareholders' equity — Prospect	4,726,765	(92,571,092)	(68,276,092)
Non-controlling interest	7,914,943	—	—

Total shareholders' equity	12,641,708	(92,571,092)	(68,276,092)

Total capitalization	$12,641,708	$32,428,908	$47,005,908

(1)
The total number of shares of our common stock outstanding as of June 30, 2012 is 39,489,173 and excludes, as of June 30, 2012, the following:

•
15,400,000 shares of common stock issued in a public offering on July 5, 2012.

  •
  14,639,000 shares of common stock reserved for future issuance under our equity incentive plans. As of the date of this prospectus supplement, there were outstanding options under our equity incentive plans to purchase (i) 3,415,000 shares of our common stock with an exercise price of $4.25 per share, (ii) 3,346,000 shares of our common stock with an exercise price of $2.60 and (iii) 300,000 shares of our common stock with an exercise price of $2.88;

  •
  20,779,534 shares of common stock issuable upon exercise of outstanding warrants as of the date of this prospectus supplement with exercise prices ranging from $2.25 per share to $5.02 per share with a weighted average exercise price of $3.66 per share;

  •
  approximately 979,241 shares of common stock issuable to our advisor Thornton Group LLC for services provided in connection with entering into the potash supply agreement with Sichuan Chemical;

  •
  450,000 shares of common stock issued to our employees as compensation;

  •
  140,000 shares of common stock issued and 150,000 shares of common stock issuable to our investment relations advisor, COR Capital LLC pursuant to our Investor Relations Consulting Agreement with COR;

  •
  235,295 shares of common stock issued in a private placement;

  •
  955,944 shares of common stock issuable to Grandhaven Energy LLC upon exercise of the option contained in the Potash Royalty Purchase and Sale Agreement and Option dated effective as of November 22, 2011 between Grandhaven and us; see Note 9 to our financial statements contained in our annual report on Form 10-K for the year ended March 31, 2012 which is incorporated herein by reference; and

  •
  common stock that may be issuable to Apollo in connection with the conversion of the Apollo Notes, Apollo's option to acquire 16.7 million shares of our common stock, common stock issuable to Apollo if the estimated total capital costs for the Holbrook Project exceeds certain thresholds, or common stock purchasable by Apollo in connection with a potential default under The Karlsson Group promissory note, in each case purusant to the proposed Apollo Financing. See "The Company — Recent Developments."

(2)
Assumes the Underwriters' over-allotment option to purchase 2,250,000 shares of common stock is not exercised.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following table includes our selected consolidated historical financial data. You should read carefully the consolidated financial statements, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in our annual report on Form 10-K for the year ended March 31, 2012 and in our quarterly report on Form 10-Q for the period ended June 30, 2012, as well as the unaudited pro forma consolidated financial statements and notes thereto related to our acquisition of the remaining 50% interest in AWP included in the Form 8-K/A filed with the SEC on July 17, 2012, each of which is incorporated herein by reference. The selected consolidated financial data in this table is not intended to replace the consolidated financial statements included in our annual report on Form 10-K for the year ended March 31, 2012 or our quarterly report on Form 10-Q for the quarter ended June 30, 2012, which are incorporated by reference herein.

	Three Months Ended, June 30, 2012	Three Months Ended, June 30, 2011	Twelve Months Ended March 31, 2012	August 5, 2010 (Inception) through March 31, 2011	Cumulative from August 5, 2010 (Inception) through March 31, 2012
Operating data
Net loss from operations	$(3,327,740)	$(2,740,142)	$(21,831,198)	$(2,132,897)	$(23,964,095)
Other income (expenses)	—	270,807	(43,749,054)	(15,075,737)	(58,824,791)
Net loss(1)	(3,327,740)	(2,469,335)	(65,580,252)	(17,208,634)	(82,788,886)
Basic and diluted per share loss	$(0.08)	$(0.07)	$(2.24)	$(1.12)	$(3.46)
Weighted average number of shares	39,489,173	21,615,897	28,011,761	15,044,754	23,047,999

	June 30, 2012	June 30, 2011	March 31, 2012	March 31, 2011
Balance sheet data
Cash and cash equivalents	$1,283,007	$2,005,023	$11,300,208	$2,278,878
Equipment, net	224,476	12,705	82,516	6,578
Mineral properties	20,066,545	11,057,500	13,468,520	11,049,000
Other assets	497,121	829,564	933,460	141,582

Total assets	$22,071,149	$13,904,792	$25,784,704	$13,476,038
Current liabilities	5,368,806	20,655,561	1,515,746	18,237,472
Noncurrent liabilities	4,060,635	—	4,060,635	—
Shareholders' equity	4,726,765	(16,491,982)	12,286,363	(15,386,879)
Non-controlling interest	7,914,943	9,741,213	7,921,960	10,625,445

Total liabilities and shareholders' equity	$22,071,149	$13,904,792	$25,784,704	$13,476,038

(1)
Net loss includes non-cash derivative losses for the twelve months and cumulative period ended June 30, 2012 totaling $42,431,127 and $54,765,601, respectively. These derivative losses relate to the change in the fair value of the compound embedded derivatives of our convertible notes and warrants. As of June 30, 2012, the derivative instruments giving rise to these derivative losses had been extinguished.

INDUSTRY OVERVIEW

Potash

        Potash is used to describe a wide variety of compounds valued primarily for their potassium content, which is commonly measured in K2O units. The most concentrated and commonly available form of potash is potassium chloride (KCl), also referred to as Muriate of Potash (MOP), which is between 60-62% K2O by weight and accounts for more than 60% of domestic potash production. Secondary forms of potash include sulfate of potash magnesia, also known as langbeinite (22% K2O), potassium sulfate (50% K2O) and potassium nitrate (44% K2O).

        Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. A proper balance of these nutrients improves plant health and increases crop yields. Potash helps regulate plants' physiological functions and improves plant durability, providing crops with protection from drought, disease, parasites and cold weather. Currently, no cost effective substitutes exist for these three nutrients. Less effective nutrient sources do exist; however, the relatively low nutrient content of these sources and cost of transportation reduce their attractiveness as a viable, economic alternative to potash.

        Potash is primarily mined from underground mines and less frequently, from naturally occurring surface or sub-surface brines. It is mined through both conventional underground methods and surface or solution mining. Unlike nitrogen and phosphate, potash does not require additional chemical conversion to be used as a plant nutrient. Virtually all of the world's potash is currently extracted from commercial deposits located in 12 countries and production is currently concentrated among a few leading producers. Canada is the largest producer of potash followed by Russia and Belarus, which together account for more than 60% of global production.

        Domestically, approximately 85% of all potash produced is used as a fertilizer, most of it in the form of potassium chloride, according to the U.S. Geological Survey. The chemical industry consumes the remaining 15% of potash produced. Non-fertilizer uses of potash include chemical and pharmaceutical products, drilling fluid additive during oil and gas exploration, animal feed, detergents, glass and ceramics, textiles and dyes.

Mining

        Potash ore is mined from two primary types of ore deposits:

  •
  Marine evaporite deposits are buried deep below the earth's surface and typically range between 400 meters to over 1,000 meters in depth. Most potash is sourced from these deposits using conventional mechanized underground mining methods, though solution mining methods also are also commonly used in North America. However, the land area affected by a conventional mine is typically limited to the immediate area surrounding the shaft, plant and waste disposable and is typically confined to several square kilometers.

  •
  Surface brine deposits are associated with saline bodies of water such as the Great Salt Lake in the United States and the Dead Sea in the Middle East. These ore deposits are exploited using solar evaporation ponds to concentrate and precipitate the potash. The land area affected by the evaporation ponds can be extensive, and some operations cover in excess of 90 square kilometers, according to the United Nations Environment Programme.

        A conventional mechanized underground mining operation is the most widely used method for potash ore extraction. The mining techniques and equipment utilized depend on a variety of factors, including: the ore body depth, continuity of potash beds, geometry and thickness of potash beds, the geological and geotechnical conditions of the ore and surrounding rock, and the presence of overlying aquifers. Conventional mining methods that are typically utilized include variations of room and pillar, longwall, cut and fill, and open stope techniques.

        Solution mining is an alternative mining method that is currently utilized at a number of operations throughout North America. The solution mining process typically relies on elevated solubility at elevated temperatures in brine of sylvite and in comparison to salt (NaCl). Typically, brine is heated on the surface and then injected into the mineralization horizon through tubing. The heated brine absorbs sylvite and is then pumped back to the surface to a number of ponds, where the potash precipitates before being sent to the plant for processing. After the potash is extracted and the brine cools, the brine is then re-heated and the process repeated.

Demand for Potash

        We believe the long-term demand for potash remains positive and will be driven by the continued growth in emerging economies, a growing global population and the upgrading of diets worldwide amongst the growing middle class. In the near term, we anticipate that the global economy will continue to recover, albeit on a slower pace. A sustained recovery in the global economy in the coming quarters and years, combined with positive forecasts of global consumption, will lead to an increase in demand for commodities such as potash. Specifically, we believe that as the emerging markets grow and the members of their middle classes increase, the diet of this increasingly affluent population will change and drive demand for more agricultural products. This incremental demand on the agricultural industry will translate, in our opinion, into a sustained increase in demand for potash and fertilizer generally.

        Potash demand depends primarily on the demand for fertilizer, which is based on the total planted acreage, crop mix, soil characteristics, fertilizer application rates, crop yields and farm income. Each of these factors is affected by current and projected grain stocks and prices, agricultural policies, improvements in agronomic efficiency, fertilizer application rates and weather. From 2000 to 2011, global consumption of potash as a fertilizer grew at a compound annual growth rate (CAGR) of 2.7% per year, from approximately 21.9 million tonnes K2O to approximately 29.3 million tonnes K2O, according to Fertecon.

Source: Fertecon

        While developed countries have traditionally been the largest consumers of potash, developing countries are the fastest growing markets for potash, including in the emerging and developing economies of India, China and Brazil. Fertecon estimates that potash fertilizer consumption will grow in India, China and Brazil at a CAGR of 7.7%, 4.3% and 5.4%, respectively, from 2011 to 2020. Population and income growth are two important drivers of potash demand. The United Nations Department of Economic and Social Affairs/Population expects that the world's population will grow from approximately 7 billion in 2011 to in excess of 9 billion by 2050, with the majority of growth coming from developing countries. As incomes grow, people demand a more nutritious, protein-rich diet, primarily through increased meat consumption. This creates demand for potash fertilizers to grow grain for animal feed.

        According to the USGS Mineral Commodity Summaries (January 2012), approximately 15% of U.S. potash consumption is used in the production of potassium chemicals for industrial markets. Industrial applications for potassium chloride include the production of potassium hydroxide, which is used in the production of other potassium chemicals; the production of potassium carbonate, which is primarily used for specialty glasses for cathode-ray tubes and as a component in dry-chemical fire extinguishers; leavening agents; and as a pharmaceutical ingredient. Potassium chloride is also used in the oil and gas industry as a drilling fluid additive and we believe it represents a small fraction of drilling expense. Other industrial applications of potassium chloride include use as a flux in secondary aluminum processing, as a potassium supplement in animal feeds, and in ceramics, textiles and dyes. From 2000 to 2011, U.S. industrial consumption of potash grew at a CAGR of 1.6%, from 725 thousand tonnes to 865 thousand tonnes, according to Fertecon.

        Only 12 countries produce nearly all of the world's supply, making much of the world dependent upon imports to satisfy their potash requirements. According to the International Fertilizer Association, approximately 80% of potash produced was traded across borders in 2006. With its highly developed agricultural economy and limited domestic production capability, the U.S. is the second largest consumer of potash globally, representing 15.9% of total estimated consumption for 2010, as reported by Fertecon. According to Fertecon, in 2010, the U.S. was the largest importer of potash in the world, importing over 85% of its potash. The high level of potash consumption in the U.S. is in large part due to its extensive cultivation of commodity crops such as corn, wheat, cotton and soybeans.

Supply of Potash

        The supply of potash is influenced by a broad range of factors including available capacity and achievable operating rates; mining, production and freight costs; government policies and global trade. Barriers to adding new potash production are significant because economically recoverable potash deposits with the appropriate geologic conditions occur rarely. According to Fertecon, in 2011, seven countries accounted for approximately 91% of the world's aggregate potash production. This scarcity has resulted in a high degree of concentration among the leading producers. Canada currently accounts for approximately 30% of global potash production. The next six largest producers, Russia, Belarus, China, Germany, Israel and Jordan, account for approximately 60% of global production. The U.S. produces approximately 15% of the potash it consumes. U.S. potash reserves are concentrated in the southwestern U.S and account for approximately 3% of world production. The leading global providers of potash are shown in the following chart:

Source: Fertecon

        In addition to the scarcity of economic deposits, another significant barrier to entry into the potash business is the location of the world's currently identified and unexploited potash reserves. A large portion of such reserves resides in politically unstable and/or remote locations where it would be costly to build the infrastructure necessary to develop a new mine, such as electricity, water and links to rail transportation. In some cases, appropriate infrastructure, such as deep sea ports to allow shipment of potash to consuming regions, may be impractical to construct. Another barrier to entry is the long lead time necessary to develop and construct a new mine, which adds to the development costs for a new potash mine, especially in currently unexploited regions where ore bodies tend to be much deeper in the earth than the reserves that are currently being mined.

        Based on demand growth expectations, and assuming normal effective capacity utilization rates and timely completion of all announced capacity expansions, Fertecon projects the global potash market to grow from 36.1 million tonnes of K2O total sales in 2011 to 48.7 million tonnes in 2020, which represents a 3.4% CAGR.

Price Fundamentals of Potash

        Before 2003, potash pricing remained relatively flat, primarily due to excess potash supply that was created following the collapse of the Soviet Union. By 2003, potash demand had grown sufficiently to absorb this excess supply, and prices began to increase considerably. Since that time, consistent growth in global demand, coupled with limited increases in global supply, has led to a significant increase in potash prices. For example, according to Green Markets, a Bloomberg BNA business, potash granular spot prices were US$525/tonne FOB Carlsbad as of April 2012, a 5% increase over the April 2011 price of US$500/tonne.

Source: Green Markets, a Bloomberg BNA Business. Reflects pricing for granular potash.

THE COMPANY

        We are engaged in the exploration and development of a large, high-quality potash deposit located in the Holbrook Basin of eastern Arizona. We were incorporated in the state of Nevada on July 7, 2008. Our wholly owned subsidiary, Old Prospect Global, was incorporated in the state of Delaware on August 5, 2010. We hold our interest in and control the Holbrook Project through our ownership of our wholly owned subsidiary, AWP. On August 1, 2012 we purchased the 50% interest in AWP that we did not own from The Karlsson Group. Through AWP, we hold potash exploration permits on 38 Arizona state sections, own the mineral rights on eight private sections and leases for the mineral rights on 101 private sections which, in total, cover approximately 90,000 acres. We recently signed a 10 year potash supply agreement with Sichuan Chemical, a large Chinese chemical company, pursuant to which Sichuan Chemical will purchase at least 500,000 tonnes of potash from us per year on a take-or-pay basis. We also have entered into an exclusivity agreement (with a non-binding term sheet attached) with Apollo to finalize and execute definitive agreements under which Apollo would invest $100 million by purchasing convertible notes from us. There can be no assurance that we will successfully negotiate definitive agreements with Apollo in a timely manner, or at all. See "Summary — Recent Developments" and "Business — Recent Developments" elsewhere in this prospectus supplement for more information relating to our acquisition of the remaining 50% interest in AWP.

        The state permits are for five year terms, of which 15 expire in 2014 and 23 expire in 2015. The private leases shall continue as long as AWP performs exploration or development activity.

        In January 2011, we engaged third party technical consultant, North Rim Exploration Ltd., to supervise field activity, analyze the drilling and geochemical results and prepare the Resource Calculation. North Rim completed the requisite activities and issued the Resource Calculation on October 17, 2011.

        During calendar year 2011, AWP acquired approximately 70 miles of 2D seismic data and completed the drilling and coring of 12 holes. The results from the seismic data and the drilling helped delineate the potash resource potential on AWP's acreage and supported the completion of the Resource Calculation and PEA. This was combined with the historic information of approximately 58 holes in our project area. Due to the relatively shallow depth of the deposit, AWP plans to mine the potash employing conventional underground mining techniques.

        In June 2012, we completed the drilling and coring of 10 additional holes and updated the Resource Calculation, as updated, in August 2012. We plan to drill and core 12-15 more holes to obtain additional geochemical, metallurgical and rock mechanics testing. A bankable feasibility study (conducted by an independent third party) is underway, which we plan to complete during the first half of calendar 2013.

     Highlights from the Resource Calculation(1):

  •
  The identified potash deposit was divided into two seams by North Rim: KR-1 and KR-2.

  •
  KR-2 was estimated to contain 3.26 MMT of measured K2O resources, at a weighted average K2O grade of 9.78% and indicated K2O resources of approximately 25.33 MMT, at a weighted average K2O grade of 9.76%. Additionally, KR-2 was estimated to contain inferred K2O resources of approximately 30.29 MMT at a weighted average K2O grade of 10.73%.

  •
  KR-1 was estimated to contain inferred resources of approximately 22.26 MMT K2O at a weighted average K2O grade of 10.89%.

  •
  The potash beds occur at relatively shallow depths, generally less than 1,600 ft.

(1)
Mineral resources are not mineral reserves and do not have demonstrated economic viability. All figures are rounded to reflect the relative accuracy of the estimate. The Resource Calculation is preliminary in nature, it includes inferred mineral resources that are considered too speculative geologically to have economic considerations applied to them and cannot be categorized as mineral reserves, and there is no certainty that the estimates in the Resource Calculation, as updated, will be realized. As defined by SEC Industry Guide 7, AWP's resource currently does not meet the definition of proven or probable reserves. See "Cautionary Note to Investors Regarding Mineral Disclosures" and "Risk Factors" elsewhere in this prospectus supplement.

        Based on the conclusions reached and recommendations within the Resource Calculation, we engaged third party engineering firm, Tetra Tech, Inc., to complete the PEA and make a preliminary assessment of the economic viability of mining the resource. We recently received the Interim Report from Tetra Tech which indicates that we are on track to meet key targets within previous expectations as to estimated capital and operating expenses, infrastructure, permitting, and site plan for the Holbrook Project. According to the Interim Report, key capital expense elements are in line with 2012 expectations, and estimated operating expenses are within the expected levels estimated by the PEA. The changes to capital expense and operating expense include more focus on mine planning, potash recovery, reliability and optimization. The Interim Report supports the engineering estimates in the PEA of +/- 35% of estimated capital expense elements and operating expense. It is important to note that the Interim Report is not a preliminary feasibility study or a final "bankable" feasibility study within the meaning of SEC Industry Guide 7 or NI 43-101, and investors are cautioned not to assume the Interim Report constitutes a bankable feasibility study, which we are targeting for completion in the first half of calendar 2013. See "Cautionary Note to Investors Regarding Mineral Disclosures" and "Risk Factors" elsewhere in this prospectus supplement.

     Highlights from the PEA(1):

  •
  Estimated pre-tax net present value, or NPV, of $3.8 billion, with a base case assuming 85% mill recovery rate, a potash selling price of $496/tonne ($450/short ton) and a 10% discount rate.

  •
  Estimated full production of the Holbrook Project is targeted to be 2.0 MMT of finished products per year, mined by conventional underground mining methods.

  •
  Total estimated initial cost for constructing the mine and mill, including indirect and contingency costs, estimated at $1.3 billion over the initial three year pre-production period. This equates to a construction cost of $667 per tonne of annual production capacity.

  •
  Mine site operating costs were estimated at US$98/tonne.

  •
  Estimated mine life, considering both indicated and inferred resources, is over 30 years.(2)

  •
  The PEA and the Interim Report considered only one of the two identified seams, KR-2, as discussed above in the Resource Calculation.

(1)
The PEA and the Interim Report are each preliminary in nature and the Interim Report is not a bankable feasibility study. Further studies that demonstrate the economic viability of the project must be completed, necessary permits and additional property rights must be obtained, a production decision must be made, and financing for construction and development must be arranged. The PEA and the Interim Report are each based on estimates of mineral resources, which are not mineral reserves and do not have demonstrated economic viability. The Resource Calculation, as updated, has not estimated any mineral reserves for the Holbrook Project. The PEA contains estimates based on indicated and inferred resources and the Interim Report contains estimates based on measured, indicated and inferred resources. However, in accordance with both SEC Industry Guide 7 and NI 43-101, estimates of inferred resources cannot form the basis of a feasibility study. Many factors, some of which are beyond our control, could affect the anticipated timelines and estimates contained in the PEA and the Interim Report, including the results of the bankable feasibility study, which is underway. There is no certainty that the estimates in the PEA or the Interim Report will be realized.

  See "Cautionary Note to Investors Regarding Mineral Disclosures" and "Risk Factors" elsewhere in this prospectus supplement.

(2)
In the most recent draft mine plan in the Interim Report, based on the inclusion of only the lower seam, KR-2, and a conservative engineering design and extraction ratio, Tetra Tech has designed a 20 year mine plan. With the optimization of the mine plan, further engineering design, extraction ratios, and our belief that we can continue to expand our current mineralization based on the technical work done to date and the extensive land package we currently control through AWP, we believe the bankable feasibility study will increase the useful mine life. This deeper and more qualitative analysis is ongoing and will be finalized and included in the bankable feasibility study expected in the first half of 2013.

        The Holbrook Project consists of permits and leases on 147 mineral estate sections spanning approximately 90,000 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau. Prior to the August 2012 sale by the Karlsson Group of its 50% interest in AWP, in January 2011, The Karlsson Group contributed to AWP its ownership of mineral rights on eight private sections and potash exploration permits on 42 Arizona state sections consisting of a total of approximately 31,000 gross acres covering 50 mineral estate sections in the Holbrook Basin, and we contributed mining expertise and industry knowledge, together with a cash investment of $11 million, each for a 50% ownership interest in AWP. In July 2011, AWP entered into a Potash Sharing Agreement covering 101 private mineral estate sections and related mineral leases on approximately 63,000 acres adjacent to or in close proximity to AWP's existing mineral rights. In May, 2012, we divested ourselves of four Arizona state exploration permits covering the mineral estate of approximately 2,500 gross acres, which were non-contiguous with our remaining sections. The Potash Sharing Agreement provides that AWP will pay the mineral estate owners specified dollar amounts during the development of AWP's mining and processing facility. The related agreements with each counterparty to the Potash Sharing Agreement include an annual base rent and a royalty for potash extracted from these estates. The term of the Potash Sharing Agreement is perpetual or until the earliest of cessation of operations by AWP for 180 consecutive days or abandonment of the potash mining operation by AWP.

        Given that AWP recently commenced its development program and the Company has no other production properties, we do not currently generate revenue and have incurred losses since inception.

Permits

        We are executing a permitting strategy whereby we anticipate receiving necessary permits to support construction in 2013. As a result of the Holbrook Project's current design and location on a mix of state and private land and proximity to established infrastructure, we believe that permitting authority lies within Arizona state and local agencies. Among other permits, in the fourth quarter of 2012, we plan to submit an air quality permit application to the Arizona Department of Environmental Quality and a mineral development report to convert the Arizona State Land Department exploration permits into a mineral lease. In the first quarter of 2013, we plan to submit an aquifer protection permit application to the Arizona Department of Environmental Quality.

Business and Operating Strategy

        Our current strategy is to increase stockholder value through our focus on the exploration, development and production of potash from our Holbrook Project. Key elements of our strategy include the following:

  •
  Continue exploration and development of the resource to establish proven and probable reserves and produce a bankable feasibility study during the first half of 2013;

  •
  Work with state and local agencies to conduct environmental studies and permit a potash mine;

  •
  Strengthen our leasehold position through acquiring bolt-on acreage and additional property interests within and around the Holbrook Project area;

  •
  Leverage our geographic advantages such as minimal distance to processing, close proximity to sales markets and access to transportation and other infrastructure to achieve lower cost of sales;

  •
  Build early partnerships and sales arrangements with key customers such as our recent potash supply agreement with Sichuan Chemical; and

  •
  Maximize recovery and operational efficiency through conventional mining rather than solution mining, incorporate a multi-stage floatation process which utilizes high recycle rates, and utilize state of the art equipment in all areas.

        As described above, North Rim supervised the potash drilling and sampling efforts and prepared the Resource Calculation, as updated, and Tetra Tech completed the PEA and the Interim Report. The required seismic data was reviewed and interpreted by a subcontractor to North Rim. Based on the findings from both the Resource Calculation and PEA, we believe our acreage in the Holbrook Project holds significant potash resources. In June 2012 we completed the drilling and coring of 10 holes, in addition to the 12 holes drilled and cored in 2011, to further delineate the resource and achieve the confidence levels required under SEC Industry Guide 7 for proven and probable reserves. We plan to drill and core 12-15 new holes to obtain additional geochemical, metallurgical and rock mechanics testing. As defined by SEC Industry Guide 7, AWP's resource currently does not meet the definition of proven or probable reserves, and we can provide no assurance that this additional drilling will actually lead to proven or probable reserves. See "Cautionary Note to Investors Regarding Mineral Disclosures" elsewhere in this prospectus supplement.

        We decided to pursue potash mining in the United States based on our belief that the United States represents lower risks than many other foreign mining jurisdictions. The United States is also one of the world's largest consumers of potash, importing over 80% of all domestically consumed potash in calendar year 2011. Accordingly, we believe our property will possess geographic competitive advantages in fulfilling market demand. As a domestic provider we believe we will represent a potentially more attractive source for potash than many of the imports which are subject to significant transport expenses, delivery risks, political risks, risk of potential future cross border taxation and other uncertainties and costs.

Recent Developments

Potash Supply Agreement with Sichuan Chemical

        On October 18, 2012 we entered into a potash supply agreement with Sichuan Chemical whereby Sichuan Chemical will purchase at least 500,000 tonnes of potash per year over ten years on a take-or-pay basis backed by a letter of credit. Sichuan Chemical may purchase up to an additional 500,000 tonnes per year. 500,000 tonnes represents approximately 25% of the Holbrook Project's expected annual production. Though there is no guarantee as to the future price of potash to be sold pursuant to this agreement, using the current market price for potash of approximately $475 per tonne of potash for 500,000 tonnes per year, management estimates the value of this agreement to be approximately $2 billion. See "Risk Factors Related to our Business" elsewhere in this prospectus supplement.

        The pricing for all potash purchased under the supply agreement is based on the price paid from time to time by Sinochem Group to Canpotex Limited for the same grade of potash. Sichuan Chemical must post a letter of credit each year to cover purchases of the 500,000 tonne minimum and must provide a rolling 12 month forecast of its purchases updated every three months. If Sichuan Chemical chooses to purchase more than the minimum amount in any year it must post an additional letter of credit to cover the additional purchases. A copy of the supply agreement is filed as exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 22, 2012 and incorporated herein by reference.

Exclusivity Arrangement for a $100 Million Investment from Apollo

        On October 25, 2012, we entered into an exclusivity agreement (with a non-binding term sheet attached) with Apollo Management VII, L.P. to negotiate, finalize and execute definitive documentation under which funds managed by Apollo Global Management, LLC (which we refer to collectively as Apollo) and certain co-investors thereof would, among other things, invest $100 million by purchasing newly issued 7-year Convertible Springing 2nd Lien Notes (which we refer to as the Apollo Notes) from us (which we refer to collectively as the Apollo Financing), expected to fund in the first half of 2013. Additionally, Apollo would have an option (which we refer to as the Apollo Option) to purchase 16.7 million shares of our common stock at $3.00 per share, exercisable any time through the closing of the Apollo Financing. We expect to use the proceeds of the Apollo Financing and any exercise of the Apollo Option to continue development of our Holbrook Project, including the partial repayment of the promissory note issued to The Karlsson Group.

        The Apollo Notes would be convertible at an initial conversion price of $3.00 per share, subject to customary anti-dilution provisions. The Apollo Notes would have an annual interest rate of 10%, of which 4% would be payable in cash and 6% would be payable in kind in additional Apollo Notes. The Apollo Notes would be convertible at any time by the holders, and we would be able to convert the Apollo Notes after such time as our common stock trades above two times the then-conversion price for 20 consecutive trading days after the Holbrook Project is completed. The Apollo Notes would also have voting rights alongside our common stock on an as-converted basis.

        The second lien security that it is contemplated would be granted with respect to the Apollo Notes consists of the assets we pledged to The Karlsson Group in connection with the issuance of the promissory note. At such time as we have fully repaid the promissory note issued to The Karlsson Group, Apollo would become our senior secured creditor ranking at least pari passu with all of our existing and future indebtedness, but junior in respect of rights to collect on collateral to certain first lien indebtedness we intend to incur in connection with project financing for the Holbrook Project.

        The closing of the Apollo Financing is subject to, among other things, satisfactory completion of negotiations with Apollo, the execution of definitive documents, completion of a bankable feasibility study with respect to the Holbrook Project that satisfies certain conditions relating to estimated capital costs, operating costs, mineral grades and resources, production rates and other matters based on the estimates contained in our Preliminary Economic Assessment (which we refer to as the PEA), approval by our shareholders, and other conditions necessary to complete the transaction. In addition, if a bankable feasibility study indicates that total capital costs are going to be greater than $1.568 billion (which exceeds the $1.3 million estimate from our PEA), we may be obligated to issue to Apollo up to 3.5 million shares of our common stock (subject to anti-dilution adjustments) at no cost to Apollo.

        In the exclusivity agreement, we have agreed to pay Apollo a termination fee of $7.5 million plus expenses incurred by Apollo and its advisors in connection with the transaction, subject to a cap, if definitive documentation for the Apollo Financing is not executed by November 19, 2012, which would be paid from the proceeds of this offering. The definitive documentation being negotiated currently contemplates that we would be obligated to pay a termination fee of $5.0 million plus expenses incurred by Apollo and its advisors in connection with the transaction if we do not receive shareholder approval of the sale of the Apollo Notes or the transaction does not close because of a breach by us.

        Subject to the execution of definitive agreements, Buffalo Management LLC, or Buffalo Management, has agreed to terminate its 2% royalty interest in us, and Buffalo Management and Apollo will each receive a 1% royalty on the annual gross revenues of the Company.

        We believe that the definitive documentation will include a securities purchase agreement and an investor rights agreement, which will grant Apollo certain rights as an investor, including demand registration rights, pre-emptive rights (beginning upon execution of the definitive documentation),and the right to appoint four board members of a nine member board. In addition, we would expect to appoint one Apollo designee to our board upon execution of definitive documentation with respect to the Apollo Financing, and grant Apollo one board observer right. The Apollo Notes would also contain extensive consent rights to certain actions, which we expect will include approval of our annual budget, issuance of equity securities (other than common stock), payment of dividends, incurrence of indebtedness, acquisitions or dispositions of assets over certain thresholds, the hiring and firing of the chief executive officer and certain other key executives and entering into a merger or sale of the company.

        The exclusivity agreement also prohibits us from discussing, negotiating or entering into agreements with any person or entity (other than Apollo) with respect to financing transactions, with certain limited exceptions, through November 19, 2012. The summary term sheet attached to the exclusivity agreement is non-binding and preliminary in nature. There can be no assurance that definitive documentation for the Apollo Financing will be executed on terms acceptable to us, on terms substantially consistent with those contemplated in the summary term sheet, or at all.

        For a summary of the currently proposed terms of the Apollo Notes and other features of the Apollo Financing, see Appendix A elsewhere in this prospectus supplement.

Purchase of Remaining 50% Interest in AWP

        In late 2010, we partnered with The Karlsson Group for the purpose of exploring for, and possibly producing, potash from the Holbrook Project. The Karlsson Group acquired and accumulated the initial acreage and permits in the Holbrook Project. We formed AWP with The Karlsson Group in December 2010, and, pursuant to the terms of the AWP operating agreement, we were the exclusive operator of the Holbrook Project. At the time of formation, The Karlsson Group transferred to AWP its ownership of mineral rights on eight private sections and exploration permits on 42 Arizona state sections, consisting of a total of approximately 31,000 gross acres covering 50 mineral estate sections in the Holbrook Basin in exchange for a 50% equity interest in AWP. We contributed $11 million in cash to fund AWP's operations in exchange for our 50% equity interest in AWP, and as the operator of AWP, we provide to AWP technical resources, mining expertise and industry knowledge.

        On May 30, 2012, we entered into an agreement with The Karlsson Group to acquire their 50% of AWP for an aggregate purchase price of $150 million, a seven-year warrant to purchase 5,605,834 shares of our common stock with an exercise price of $4.25 per share (of which up to 1,121,167 shares may be issued on a "cashless" exercise of the warrant) and the right to receive payments equal to 1% of gross sales (described below) and potential contingent payments. The transaction closed on August 1, 2012, at which time we assumed full ownership and complete control of AWP.

        Prior to the closing, we paid The Karlsson Group a non-refundable deposit consisting of (a) $6 million in cash, of which $5.5 million was credited against the purchase price, and (b) the warrant referred to above. At closing, (a) we paid The Karlsson Group an additional $19.5 million in cash, which was funded from the proceeds of our public offering of common stock that closed on July 5, 2012, (b) Old Prospect Global issued The Karlsson Group a senior secured $125 million promissory note and (c) AWP granted The Karlsson Group the right to receive payments equal to of 1% of the gross sales received by AWP from potash production from the real property over which AWP currently has leases, licenses and permits for mining purposes, capped at $75 million. In the event of a sale of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity within four years of the closing date, we have agreed to pay The Karlsson Group an additional payment equal to 15% of the net proceeds received from the transaction, capped at $75 million. In addition, at the closing, AWP received an option to purchase approximately 5,080 acres in Apache County, Arizona from an affiliate of The Karlsson Group for $250,000 which will be exercisable for 150 days after payment in full of the promissory note.

        The $125 million senior first priority secured promissory note issued to The Karlsson Group at closing bears interest at 9% per annum, payable annually on the anniversary date of the note and on each principal payment date. A principal payment of $50 million is due on December 24, 2012, and the remaining $75 million of principal is due on July 31, 2013. Failure to make the first principal payment will not constitute a default if we make that payment on or before March 30, 2013 together with (if tax rates increase in 2013) a tax gross-up amount covering the period from December 24, 2012 until the payment is made. The note is mandatorily pre-payable within five business days of a sale of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity. If we pay $100 million of principal on or before December 15, 2012 plus all accrued and unpaid interest, the balance of the note will be deemed satisfied. The note is guaranteed by AWP and is secured by (a) a pledge by Old Prospect Global of 100% of the membership interests of AWP and (ii) a lien over all the assets of Old Prospect Global and AWP.

Hiring of New Chief Operating Officer and Heads of Mining Engineering and Process Engineering

        We hired Brian Wallace to serve as our chief operating officer commencing on August 15, 2012. Mr. Wallace has worked for 28 years in mining and related industries, most recently serving since 2008 as president of Incitec Pivot Limited's operating division, Dyno Nobel Americas, a $1.2 billion, 3,000-employee provider of explosive products and services to the mining, quarrying, construction and seismic exploration industries with customers in North and South America. He previously served as vice president, strategy for Incitec Pivot a multi-national supplier of fertilizer and explosives products and services to the agricultural, mining, construction and energy industries. From 2001 to 2007, he worked for Orica Limited, a global diversified chemicals manufacturer supplying the mining/resources sectors. His last role with Orica was senior vice president where he had responsibility for designing and implementing retention strategies for the company's top global mining customers.

        Mr. Wallace's extensive senior-level experience in mining and related industries, as well as his international business background, will be an asset as we develop the Holbrook Project. We will need to add additional senior staff as we move closer to construction of the mine and production, and intend to seek out individuals of comparable caliber to Mr. Wallace.

        On September 1, 2012, we hired veteran mining executives Hugh Eisler and Anita Marks as Head of Mining Engineering and Process Engineering, respectively. Both executives join us with 24 years of experience in designing, permitting, developing and operating large-scale mining facilities. Each have held senior engineering roles with Intrepid Potash, Phelps Dodge and Kennecott. They have been acting as consultants to us for over a year.

Termination of Management Services Agreement with Buffalo Management LLC

        On August 1, 2012, we terminated the management services agreement with Buffalo Management LLC. The management services agreement, which was terminable only by Buffalo Management, provided for fees to Buffalo Management for management services rendered in connection with significant transactions such as acquisitions, dispositions and financings.

        Pursuant to the termination agreement we: (i) paid Buffalo Management $975,000 in cash and a warrant to purchase 352,150 shares of our common stock for $2.60 per share in satisfaction of the $1,500,000 fee payable to Buffalo Management in connection with the acquisition of the 50% of AWP that we did not previously own; (ii) issued Buffalo Management a warrant to purchase 268,304 shares of our common stock for $2.60 per share for with services rendered by Buffalo Management in connection with our recent public offering of 15,400,000 shares of common stock at $2.60 per share; and (iii) issued Buffalo a warrant to purchase 2,000,000 shares of our common stock for $2.60 per share in consideration of Buffalo Management's terminating its right to future transaction fees and the $20,000 monthly consulting fee under the management services agreement. The fee payable to Buffalo Management equal to 2% of our annual gross revenues provided for under Section 2(a) of the management services agreement survives the termination in perpetuity. Subject to the execution of definitive agreements with Apollo, Buffalo

Management has agreed to terminate its 2% royalty interest in us and Buffalo Management and Apollo will each receive a 1% royalty on the annual gross revenues of the Company.

The Property

        Location    The Holbrook Project area is located within the Holbrook Basin and is situated entirely within Apache County in northeastern Arizona. Automobile access to the area is provided via Interstate Route 40 (I-40) to Navajo, Arizona, and then heading south on County Road 7230. The Holbrook Project is surrounded by the Navajo Reservation to the north and north-east, some Apache and Hopi Reservation grounds to the south, and the Petrified Forest National Park to the west.

Legend
Proposed 2012 Drilling
2011 Drilling
Potash Zero Edge
Permian Salt Zero Edge
Township Outline
Current Park Boundary
Park Expansion Area
AWP Leases
Un-leased Arizona State Land Dept. Holdings
Native Lands
Road
Rail Line
0 5 10 15 20 km
0 2 4 6 8 10 12 Miles
Navajo Reservation
Petrified Forest
Edge of Permian Salt
Holbrook
Navajo County
Apache County
I-40
KG-14
KG-13
KG-12
KG-9
KG-10
KG-8
KG-5
KG-6
KG-4
KG-1
KG-2
KG-3
AWP-20
AWP-18
AWP-24
AWP-25
AWP-27
AWP-17
AWP-17A
AWP-16
AWP-23
AWP-22
AWP-15
Edge of Potash
Zuni Pueblo
N
Tp: 022 Rg: 025
Tp: 021 Rg: 026
Rg: 022
Tp: 020 Rg: 023
Tp: 020 Rg: 025
Tp: 019 Rg: 022
Tp: 019 Rg: 027
Tp: 018 Rg: 025
Tp: 018 Rg: 028
Tp: 017 Rg: 023
Tp: 017 Rg: 027
Tp: 016 Rg: 026
Tp: 015 Rg: 024
Tp: 015 Rg: 027
UNITED STATES
Nevada
Utah
Colorado
110°W
Las Vegas
Arizona
Kingman
Flagstaff
California
Map Area
Phoenix
Tucson
New Mexico
MEXICO
0 250 km
30°N
Arizona
HOLBROOK BASIN
LOCATION MAP & LAND HOLDINGS
North Rim
American West Potash
Drawn by: Wally Harildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: NA
Revision: June 18, 2012
File No.: HOLB12009.mxd
Date: June 7, 2012
Scale: 1:375,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Legend
Potash Zero Edge
Permian Salt - Zero Edge
AWP Leases
Rail Lines
Native Lands
0 50 100 km
0 20 40 60 Miles
N
Cedar City
Utah
Saint George
Colorado
Page
Nevada
Las Vegas
Navajo Reservation
Hopi Reservation
Kingman
I-40
Flagstaff
BNSF Mainline Railway
Holbrook
Edge of Permian Salt
Prescott
Snowflake
California
Spur Line Access
Springerville
New Mexico
Arizona
Wickenburg
Fort Apache Reservation
I-10
Phoenix
Globe
San Carlos Reservation
Arizona
Tucson
I-10
Lordsburg
Papago Reservation
Mexico
Regina
Winnipeg
Saskatchewan
Seattle
Washington
North Dakota
Montana
Portland
South Dakota
Idaho
Oregon
UNITED STATES
Wyoming
Nebraska
Denver
Nevada
Utah
Colorado
Kansas
San Francisco
San Jose
California
Map Area
Arizona
Los Angeles
Phoenix
New Mexico
San Diego
0 250 500 kms
50°N
45°N
40°N
35°N
30°N
120°W
110°W
100°W
F:\1_North_America\United_States\Arizona\Holbrook_Basin_Compilation\2011\HOLB11033.mxd
NR North Rim
HOLBROOK BASIN
LOCATION MAP
American West Potash
Drawn by: Wally Harildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: Tabetha Stirrett P.Geo.
Revision: October 18, 2011
File No.: HOLB11033.mxd
Date: September 14, 2011
Scale: 1:3,500,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

        Infrastructure    The nearby towns of Holbrook, St. Johns, and Show Low provide locations for personnel, supplies, equipment and accommodation. Holbrook provided a base of operations during the 2011 exploration program. These centers can serve as shipping locations, and also as the sources of gas and water. Electricity is provided to the area by three coal-fired power stations, the Cholla, Coronado and Springerville Plants. In addition, water for drilling can be obtained from range tanks, wells, and the Little Colorado River. Drilling mud, diesel and other resources can be obtained locally or from Silver City, New Mexico, which is approximately 231 miles from the Project, or from the Farmington, New Mexico area, which is a similar distance away.

        The Holbrook Project has good access to highways and other transportation. It is bound on the north by the heavy service Interstate Route 40 (1-40). I-40 is the third longest major west — east Interstate Highway in the United States spanning from Oklahoma City to Barstow, California. I-40 intersects with eight of the ten primary north — south interstates, and five in the western United States. Through Texas, New Mexico, Arizona and California it connects and crosses over 20 connecting federal or state highways. These routes connect the neighboring states of Nevada, Utah, and Colorado. Other connecting highways flow to three U.S.-Mexico crossings. Secondary and ranch roads allow all-weather access to most locations in the area. All locations not accessible via existing roads can be accessed by either four-wheel drive or all-terrain vehicles. The BNSF Railway transects the northern part of the Holbrook Project area.

        Climate    The Holbrook Project is located in a high desert, semi-arid region. Weather patterns are characterized by relatively dry conditions with hot spring, summer, and fall temperatures ranging from 52°F to 93°F, and cool winter temperatures ranging from 18°F to 63°F. The area experiences two rainy seasons, occurring in the winter.

        Geological Setting    The Holbrook Basin is a 5,000 square mile kidney-shaped sedimentary basin in east-central Arizona located along the southern edge of the Colorado Plateau.

        The regional lands and limited vegetation consist of minor salt cedar and scrub grasses and are generally flat with minor low-lying rolling hills. The land supports ranching, light industry and areas of historical mining. There is some hay production in the valley bottoms and there are numerous ranches scattered throughout the Holbrook Project area. Two streams, the Little Colorado, a permanent stream, and the Puerco River, an intermittent stream, intersect the area. Their intersection lies about three miles east of Holbrook, and they tend to generally produce fresh water. The divide area between the rivers is characterized by generally low grassland ridges, broad drainage areas and ledge form buttes and mesas. Ground water occurs throughout the area and forms a regional aquifer.

        The salt basins of the Holbrook Basin formed as a result of tectonic influence during the late Tertiary period and occur within the Permian Supai Salt Formation. The Permian salts are underlain by mostly marine sediments. These units include Cambrian sandstone, Devonian dolomitic limestone, Mississippian limestone, and Pennsylvanian limestone and shale. The Pennsylvanian deposits may inter-finger with the directly overlying Supai Formation. The Supai consists of three units: a lower redbed unit; a middle unit of dolomite, limestone, and evaporite; and the upper unit of siliclastic deposits including limestone, dolomite, and the evaporite unit which contains the potash. The potential mineralized zones are located at relatively shallow depths, generally less than 1,600 feet.

        History of the Project    Prior to our exploration program there have been many companies exploring potash in this area tracing back approximately 50 years.

        In the 1960's and 1970's, a total of 135 holes were drilled to delineate the potash in the area. Arkla Exploration Company and Duval Corporation drilled 105 holes. The others were drilled by Kern County Land, National Potash, New Mexico and Arizona Land, St. Joe American, and U.S. Borax. Only five holes penetrated the entire salt package, but 127 holes were drilled into the upper 100 to 300 feet of salt where the potash is typically present. Most of the historical holes were cored through the upper 100 feet of salt to get direct information about the nature of the potash deposits. Both Arkla and Duval reported the presence of potassium minerals.

        To date, there has been no commercial production of potash in Arizona, either by conventional or solution mining.

        Exploration Program    During calendar year 2011, AWP acquired approximately 70 miles of 2D seismic data. The survey was planned to ensure coverage over the core portion of the Holbrook Project area. The program was designed as a tool for regional evaluation of geological structures including faults and possible salt dissolution features to determine the potential for laterally continuous potash. The program was also designed to aid in the placement of the drill holes to optimize the area to be utilized in the resource calculation.

        Twelve test holes were drilled on the Holbrook Project between May and September 2011. The drill holes were designed to further evaluate the potash mineral potential of the Supai Formation on the Holbrook Project area and were spaced with consideration to proximity to historical wells. The objective of the drilling program was to define, within the Holbrook Project area, an area suitable for the development of a mineralized material estimation. This was combined with the historic information of approximately 58 wells in our project area. Due to the relatively shallow depth of the deposit, we plan to mine the potash employing conventional underground mining techniques.

        Development Program    We drilled and cored 10 holes between March 2012 and June 2012 to further delineate the resource and provide rock mechanics and geochemical information for the mine plan and bankable feasibility study, both of which we plan to complete in the first half of calendar 2013. We plan to drill and core 12-15 new holes to obtain additional geochemical, metallurgical and rock mechanics testing which could increase the resource in the measured and indicated categories. In 2012, we also commenced the environmental studies and applications for the permits required to both construct and operate a mine. During the second half of calendar 2012, we commenced discussions with contractors for engineering, procurement and construction management and evaluating equipment purchases which require long-lead times prior to delivery.

        Proposed Mining and Processing    Due to the relatively shallow depth of the potash, year-round warm weather, relatively dry climate and consistent quality of the mineralization in our acreage, we intend to construct a conventional underground mine and process our ore on-site through surface floatation. Conventional mining and surface floatation offers numerous advantages over solution mining, including higher ore recovery, consistent extraction and processing results, lower energy consumption and shorter construction schedule. The majority of current potash produced in North America use conventional mining techniques.

Governmental Regulation and Environmental, Health and Safety

        We must obtain numerous governmental, environmental, mining and other licenses, permits and approvals authorizing our exploration and developmental operations. Our existing exploration permits require us to make leasehold payments to either the state or private entities based on the number of leased land sections and acres. If we commence production on these leases, then we will be required to make royalty payments based on the revenue generated by the potash we produce from the leased land. We anticipate making significant leasehold payments to both governmental and private entities. Modifications of financial terms of these leases may adversely affect the viability of our projects.

        In addition, portions of the area for the Holbrook Project border, or are within, the proposed expanded boundaries of the Petrified Forest National Park. The National Park Service recently acquired certain surface rights in this proposed expansion area that are included in the Holbrook Project. We hold the mineral rights for some of this land and we will need to work closely with both the State of Arizona and park officials regarding those portions of the Project. This coordination could potentially delay the issuance of necessary permits, or lead to the imposition of restrictions to some of our operations that could adversely affect the viability of portions of the Holbrook Project. It could also lead to the denials of, approvals and permits necessary to develop portions of the Holbrook Project. Furthermore the proposed expansion of the Petrified Forest National Park could limit our ability to acquire additional mineral rights, and additional acquisitions of lands or interests in land by the National Park Service could lead to further overlap with our current holdings.

        Our exploration and development activities subject us to an evolving set of federal, state and local health, safety and environmental, or HSE, laws that regulate or propose to regulate surface disturbance, air and water quality impacts and safety procedures followed by our employees. Upon commencement of potash production, we will also need to comply with laws that regulate or propose to regulate our mining activities, including the management and handling of raw materials, disposal, storage and management of hazardous and solid waste, the safety of our employees and post-mining land reclamation.

        We have recently commenced discussions with regulatory agencies regarding the environmental and permitting process. In fiscal 2013, we anticipate making significant capital expenditures to perform additional environmental studies to evaluate the impact of a potash mine on its surrounding environment. These studies include but are not limited to water, wildlife, vegetation, air, noise, surface disturbance and dust.

        We cannot predict the impact of new or changed laws, regulations or permitting requirements, or changes in the ways that such laws, regulations or permitting requirements are enforced, interpreted or administered. HSE laws and regulations are complex, are subject to change and have become more stringent over time. It is possible that greater than anticipated HSE capital expenditures or reclamation and closure expenditures will be required in the future. We expect continued government and public emphasis on environmental issues will result in increased future investments for environmental controls at our operations. See "Risk Factors" beginning on page S-15 of this prospectus supplement and page 8 of the accompanying prospectus.

Employees

        As of the date of this prospectus supplement we have a total of 11 employees. We believe that our employee relations are good. Our employees are not subject to any collective bargaining agreements, and we are not aware of any current efforts to implement such agreements.

 DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions of the persons who are our directors and named executive officers as of the date of this proxy statement:

Name	Age	Position
Dr. Barry Munitz	71	Chairman of Board of Directors
Chad Brownstein	39	Executive Vice Chairman of Board of Directors
Devon Archer	38	Director, Chairman of Audit Committee
Marc Holtzman	52	Director
Zhi Zhong Qiu	57	Director
J. Ari Swiller	43	Director, Chairman of Finance and Operations Committee and Chairman of Governance, Nominating and Compensation Committee
Conway J. Schatz	42	Director
Patrick L. Avery	59	Director, President, Chief Executive Officer, Treasurer and Secretary
Brian W. Wallace	54	Executive Vice President and Chief Operating Officer
Wayne Rich	47	Chief Financial Officer, Vice President of Finance

        Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director's successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will appoint officers annually following each annual meeting of stockholders.

        Dr. Barry Munitz: Chairman of the Board of Directors.    Dr. Munitz joined our board of directors as chairman in February 2011. From August 2010 to February 2011, Dr. Munitz served as chairman of the board of directors of Old Prospect Global. Dr. Munitz has been Trustee Professor at the California State University, Los Angeles campus since 2006. Between 2005 and 2010, Dr. Munitz chaired California's P-16 Council, an organization that develops strategies to improve education in the State of California. Dr. Munitz served as President and CEO of the J. Paul Getty Trust from 1997 to 2006 where he was responsible for the two museums (Brentwood and Malibu), the Conservation and Research Institutes, the philanthropic foundation, the investment portfolio, and all education outreach programs. From 1991 to 1997, he served as Chancellor of the California State University (CSU) — a twenty-three campus system which is the largest senior university in the United States. Prior to that role, Dr. Munitz was vice chairman of the publicly held company MAXXAM and president of the private company which was its major stockholder (Federated Development) where he was involved for a decade in their natural resources activity, as well as timber, banking, energy and real estate. During the past decades, he served as a Trustee of Princeton University, the Seattle Art Museum, and the Courtauld Institute in London, as well as a corporate director at SunAmerica and Kaufman & Broad. Dr. Munitz is the immediate past chair and current vice chair of the board of Sierra Nevada College, is president of the Cotsen Foundation for the Art of Teaching and for Academic Research, is a governor of the three Eli and Edythe Broad Family Foundations and a corporate director at SallieMae. Dr. Munitz received a Bachelor's degree in Classics and Comparative Literature from Brooklyn College, and received a Masters and a Ph.D. from Princeton University. Dr. Munitz is a fellow of the American Academy of Arts and Sciences and holds honorary degrees from Whittier College, Claremont University, the California State University, the University of Southern California, Notre Dame and the University of Edinburgh.

        Chad Brownstein: Executive Vice Chairman of the Board of Directors.    Mr. Brownstein joined our board of directors as non-executive vice-chairman in August 2011 and became executive vice chairman in

August 2012 when he became an employee of ours. Prior to joining us as an employee Mr. Brownstein was a member of Crescent Capital Group (formerly Trust Company of the West Leveraged Finance Group) where he focused on investing in Special Situations. Previously, he was a Senior Advisor at Knowledge Universe Ltd., where he focused on turnaround operations and private equity investing. Prior to that, he was a Partner at ITU Ventures making venture and growth investments with a specialization in corporate strategy. Earlier in his career, Mr. Brownstein worked at Donaldson Lufkin & Jenrette in the Merchant and Investment Banking divisions. Mr. Brownstein is a member of the American Trustees for the Yitzhak Rabin Center in Israel, Cedars Sinai Board of Governors, California Competes Council, and serves on the board of directors for Los Angeles Conservation Corps and First PacTrust Bancorp (a NASDAQ listed company). Mr. Brownstein attended Columbia Business School and received a BA from Tulane University.

        Devon Archer: Director; Chairman of the Audit Committee.    Mr. Archer joined our board of directors in March 2012. Mr. Archer is the Co-Founder and Senior Managing Partner of Rosemont Capital, LLC, where he has led the development of the investment platform, which manages private equity, fixed income and real estate investments since January 2005. Mr. Archer was the Founder and President of Sitaro LTD., a marketing software and services company acquired by CoActive Marketing Group in 2004. From September 1999 to January 2001, Mr. Archer worked at New England Financial and MetLife as a special analyst to the Strategic Management Group of New England Financial's and MetLife's Executive Committees through their merger. Mr. Archer started his career at Citibank in September 1996 as a Management Associate and worked for the foreign direct investment group, Citicorp Asia Ltd. Along with Rosemont Realty, LLC, Mr. Archer serves on the Boards of Rosemont private portfolio companies; Viet Thai Joint Stock Company, 2-20 Records & Diamondback Tactical, and is a Trustee of the Heinz Family Office. Mr. Archer earned his Bachelor of Arts in American Studies from Yale University.

        Marc Holtzman: Director.    Mr. Holtzman joined our board of directors in April 2011. Since August, 2012 Mr. Holtzman has served as chairman of Meridian Capital, Asia, a private equity firm. Between August 2008 and August 2012, Mr. Holtzman served as vice chairman of Barclays Capital, the investment banking division of Barclays Bank PLC. In 2007, Mr. Holtzman was executive vice chairman of ABN Amro Bank until August 2008. In 2006, Mr. Holtzman was a candidate for the Republican nomination for Colorado Governor. From 2003 through 2005 Mr. Holtzman was president of the University of Denver. Previously from 1999 through 2003, Mr. Holtzman served in the cabinet of Governor Bill Owens as Colorado's first secretary of technology. In addition, Mr. Holtzman was chairman of Colorado's Information Management Commission and co-chairman of the Governor's Commission on Science and Technology. Prior to his tenure in Colorado politics, Mr. Holtzman served as executive vice chairman of ABN Amro Bank, was the co-founder and president of MeesPierson EurAmerica (a firm which was subsequently acquired by ABN Amro) and served as senior adviser to Salomon Brothers, when he lived and worked in Eastern Europe and Russia from September 1989 until October 1998. Drawing on his early experience in helping develop Central Asia's finance sector, Mr. Holtzman was appointed by Kazakhstan's Prime Minister to serve on the board of trustees of The Almaty Regional Financial Centre. In addition, since 2008 Mr. Holtzman has served as non-executive chairman of Indus, an Indian oil and gas company listed on London's AIM market with a market capitalization of approximately US$2 billion and since 2009 has served as a director of the Bank of Kigali, Rwanda's largest financial institution and a public company registered under the Company law of Rwanda and regulated by the National Bank of Rwanda. He holds a bachelor of arts degree in economics from Lehigh University.

        Zhi Zhong Qiu: Director.    Mr. Qiu joined our board of directors in November 2011. Mr. Qiu is the Vice Chairman of Asia Pacific and Chairman of Greater China of Barclays Capital, responsible for the Bank's senior relationship with corporate clients, institutions and governments, and has served in this role since 2009. Before joining Barclays Capital, Mr. Qiu was the Chairman of China and Vice Chairman of Asia of ABN AMRO bank, responsible for all the Bank's activities and business related to China from 2006 to 2009. Mr. Zhi Zhong Qiu is also the Chairman of DragonTech Ventures Fund and its management company and has served in this capacity since 2004. Mr. Qiu holds a number of directorship positions in the investment companies of DragonTech Ventures Fund, including the NYSE listed Suntech Power Holdings (Ticker: STP). Prior to 2002, Mr. Qiu was the Chairman of Greater China Region of Credit Suisse First Boston ("CSFB"), responsible for CSFB's overall business in the Greater China region (including Taiwan and Hong Kong). Prior to his appointment as the Chairman in 1998 at CSFB, Mr. Qiu was a Managing Director in charge of all derivatives activities for Credit Suisse Financial Products ("CSFP"), the financial derivatives subsidiary of CSFB, in the Great China region. Mr. Qiu joined CSFB in 1991 and became a Managing Director in 1995. Mr. Qiu was elected as one of the world's "50 Most Wanted in Finance" by Global Finance magazine in 1994, and named as one of the 50 world "Derivatives Superstars" by the same magazine in 1995. Prior to joining CSFB, Mr. Qiu held positions in Booz Allen & Hamilton, providing consulting services to major banks and financial institutions in North America and Asia. Mr. Qiu received his B.S. (magna cum laude) in Computer Science from New York University, his B.E. (summa cum laude) in Electrical Engineering from Cooper Union, his M.S. degree in Electrical Power Engineering from Ohio State University, and his M.B.A. from Harvard Business School.

        J. Ari Swiller: Director, Chairman of Finance and Operations Committee and Chairman of Governance, Nominating and Compensation Committee.    Mr. Swiller joined our board of directors in February, 2011. From October 2010 to February 2011, Mr. Swiller served as a director of Old Prospect Global. Mr. Swiller is co-founder of the Renewable Resources Group (RRG). RRG has developed two million acre-feet (AF) of water projects, over a gigawatt of renewable energy and marketed hundreds of water rights in nine states. Currently the firm owns and/or manages more than 100,000 acres of farmland for the purpose of water, renewable energy, and/or carbon development. Mr. Swiller's responsibilities include managing all aspects of the business. Prior to founding RRG, Mr. Swiller was a Principal in The Yucaipa Companies; he served as Vice President of External Affairs at Ralphs Grocery Company and Executive Director of The Ralphs/Food4Less Foundation. He serves on the board of rfXcel Corporation, which develops supply chain performance improvement software. Mr. Swiller also serves on the Board of the Los Angeles Conservation Corps, the Miguel Contreras Educational Foundation and Falcon Waterfree Technologies. Mr. Swiller earned a B.A. from Cornell University.

        Conway J. Schatz: Director.    Mr. Schatz joined our board of directors in April 2012. Mr. Schatz currently serves as vice-president of Hexagon, LLC, a Denver-based private equity firm, overseeing energy and real estate investing. Mr. Schatz joined Hexagon in 1998. Prior to 1998, Mr. Schatz worked in the business advisory / audit division of Arthur Andersen, LLP, with client industries such as oil and gas, light manufacturing, financial services, real estate, cable and technology. Mr. Schatz also serves as a director to a Colorado based real estate operating company, and a European real estate fund. He was a director and audit committee chair of Recovery Energy, Inc. (RECV), a publicly traded oil and gas company, from June 2010 until January 2012. Mr. Schatz became a certified public accountant in 1996, licensed in the state of Colorado. Mr. Schatz received dual bachelor of science degrees in finance and accounting from Minnesota State University, an M.B.A. (2001) and an M.S. in real estate development and construction management (2010) from the University of Denver. We have secured financings through Mr. Schatz's employer, Hexagon, as described further under the section entitled Transactions with Related Persons included in our Form 10-K incorporated by reference into this prospectus supplement. Hexagon affiliates own 8,676,467 shares of our common stock and warrants to purchase 6,735,295 common shares (representing in the aggregate approximately 15.6% of our outstanding shares).

        Patrick L. Avery: Director, President, Chief Executive Officer, Treasurer and Secretary.    In February 2011, Mr. Avery joined our board of directors and became our president, chief executive officer, treasurer and secretary. Mr. Avery has more than 25 years of experience in all phases of industrial businesses. From August 2010 to February 2011, Mr. Avery served as president and chief executive officer of Old Prospect Global. From July 2009 to September 2010, Mr. Avery was vice president of energy and commodities for Broe Company where he managed grain, fuel and fertilizer businesses. From March 2009 to June 2009, Mr. Avery managed his investments. Mr. Avery served as president of Intrepid Potash from April 2007 to February 2009 where he led all aspects of mining, manufacturing, logistics, project management, support services and sales. His key efforts at Intrepid Potash included re-vamping older facilities and significant growth in all key operational and sales metrics. In February 2009, Mr. Avery resigned as president of Intrepid Potash following confirmation of misrepresentations in his biography related to his education included in the Registration Statement on Form S-1 filed with the SEC in connection with Intrepid Potash's initial public offering completed in April 2008. From May 1996 to March 2007, Mr. Avery served in several senior positions at JR Simplot including, SVP, Mining, Manufacturing and Sales of nitrogen and phosphate fertilizers, and SVP, Retail Operations. During his time at JR Simplot, Mr. Avery oversaw mining and manufacturing at over 10 complex facilities, and ran logistics and sales functions in facilities spanning 13 western states. Mr. Avery performed undergraduate studies at the University of Colorado and performed graduate work in engineering at Loyola Marymount University. He did not receive a degree from either the University of Colorado or from Loyola Marymount University. He received his executive MBA from the Graziadio School of Business at Pepperdine University.

        Brian W. Wallace: Executive Vice President and Chief Operating Officer.    Mr. Wallace became our executive vice president and chief operating officer on August 15, 2012. From February 2008 until he joined us he worked for Incitec Pivot, Limited, first as vice president, strategy, and since June 2008 as president of its operating division, Dyno Nobel Americas. Incitec Pivot is a multinational supplier of fertilizer and explosives products and services based in Melbourne, Australia, and Dyno Nobel Americas is a provider of explosive products and services to the mining, quarrying, construction and seismic exploration industries based in Salt Lake City, Utah. Mr. Wallace had management responsibility for Dyno Nobel Americas, which had 3,000 employees and annual sales of $1.2 billion in 2011. From 2001 to 2007, he worked for Orica Limited, a global diversified chemicals manufacturer supplying the mining/resources sectors based in Melbourne, Australia. His last role with Orica was as senior vice president where he had responsibility for designing and implementing retention strategies for the company's top global mining customers. He holds BS and Masters degrees in chemistry from the University of Natal and an MBA from the University of the Witwatersrand, both in South Africa, and he completed the Advanced Management Program at Harvard University in 2005. Mr. Wallace served as chairman of the Institute of Makers of Explosives in 2010 and 2011.

        Wayne Rich: Chief Financial Officer and Vice President of Finance.    We appointed Wayne Rich as chief financial officer and vice president of finance effective September 6, 2011. Jonathan Bloomfield, our former chief financial officer, became our vice president of corporate development effective September 6, 2011. Mr. Rich served as treasurer and director of corporate finance at Thompson Creek Metals Inc., a publicly traded metals and mining company, from October 2008 until September 2011. Prior to that he served in several capacities at The Doe Run Resources Corporation, an integrated mining and metals manufacturing company, from August 1998 to October 2008, including as treasurer from April 2007 to October 2008 and assistant treasurer from July 2004 to April 2007. Mr. Rich holds a masters in business administration from Illinois State University and a bachelors of science in accountancy from Eastern Illinois University.

DESCRIPTION OF COMMON STOCK

        We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share, authorized, of which 55,714,468 shares are outstanding. On November 8, 2012, the closing price of our common stock on the NASDAQ Capital Market was $1.96 per share.

        The following is a summary of our common stock and is qualified in its entirety by the provisions of our articles of incorporation and by-laws.

        Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law. Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

        As of the date of this prospectus supplement, there were approximately 61 holders of record of our common stock based upon information provided by our transfer agent.

        We have never declared or paid dividends on our common stock nor do we anticipate paying any cash dividends on our common stock within the foreseeable future. Our board of directors has the ability and may so choose to declare cash dividends on our common stock, at their discretion, in the future. In their determination to declare dividends, the board will consider, among other factors, the company's financial positions, results of operations, cash requirements, and any applicable outstanding covenants. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

        Central Valley Administrators, Inc., which holds 10,538,583 shares of our common stock (approximately 18.9% of our outstanding shares) holds demand and piggyback registration rights with respect to those shares. Buffalo Management LLC, which holds 816,667 shares of our common stock and warrants to purchase an additional 2,620,454 shares, holds demand and piggyback registration rights with respect to all those shares. In addition, other holders of approximately 22,000,000 shares of our common stock and warrants have piggyback registration rights.

 UNDERWRITING

        We, Dahlman Rose & Company, LLC, Macquarie Capital (USA) Inc., Roth Capital Partners, LLC and Sterne Agee & Leach, Inc., whom we refer to collectively as the Underwriters, and each as an Underwriter, have entered into an underwriting agreement with respect to the shares of the Common Stock being offered by us. Subject to the terms and conditions of the underwriting agreement, each Underwriter has agreed to severally (and not jointly or jointly and severally) purchase from us, the following number of shares of the Common Stock on the closing of the offering at an offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriter	Number of Shares
Dahlman Rose & Company, LLC	6,000,000
Macquarie Capital (USA) Inc.	4,500,000
Roth Capital Partners, LLC	3,000,000
Sterne, Agee & Leach, Inc.	1,500,000
Total	15,000,000

        The Underwriters have generally agreed to purchase all of the shares of Common Stock sold under the underwriting agreement if any of the shares are purchased, other than shares covered by the over-allotment option described below. The underwriting agreement provides that the Underwriters' obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the representations and warranties made by us to the Underwriters are true;

  •
  there is no material change in our business; and

  •
  we deliver customary closing documents to the Underwriters.

        Additionally, the obligations of the Underwriters under the underwriting agreement may be terminated at the Underwriters' discretion upon the occurrence of certain stated events. We have agreed to indemnify each Underwriter and its directors, officers, shareholders, agents and employees against certain liabilities and expenses, including liabilities under the Securities Act. We have also agreed to contribute to payments each Underwriter may be required to make in respect of such liabilities.

        We have granted the Underwriters an over-allotment option exercisable for 30 days from the date of the underwriting agreement to purchase a total of up to 2,250,000 shares of common stock being offered hereby, at the public offering price per share of common stock, less the underwriting discount. The Underwriters may exercise this over-allotment option solely to cover over-allotments, if any, made in connection with this offering. To the extent the Underwriters exercise this over-allotment option in whole or in part, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock approximately proportionate to that Underwriter's initial commitment amount reflected in the above table.

        The underwriting agreement will provide that we will pay the Underwriters a discount of 6% ($0.105 per share of Common Stock) in consideration of the Underwriters' services in connection with the offering. We have also agreed to pay up to $250,000 of the reasonable fees and disbursements of the Underwriters' legal counsel. We estimate that expenses for the offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting commissions, will be approximately $380,000.

        The Underwriters have advised us that they propose initially to offer the shares of common stock to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.063 per share. The Underwriters will not allow, and the dealers may not re-allow, any discount to other dealers. After the offering, the offering price and other selling terms may be changed. The Underwriters may receive from purchasers of the common stock normal brokerage commissions in amounts agreed with such purchasers.

        The offering price and terms of the offering were established through arms-length negotiation between us and the Underwriters with consideration given to the trading price of our common stock as reported on the NASDAQ Capital Market.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the Underwriters by the Company. The information assumes either no exercise or full exercise by the Underwriters of their over- allotment option to purchase additional shares of common stock.

	Without Option	With Option
Per Share	$0.105	$0.105
Total	1,575,000	$1,811,250

        The Company, its directors, executive officers and stockholders of 10% or greater of our issued and outstanding common stock have agreed to certain lock-up provisions with regard to future sales of our common stock, beginning on the date of the underwriting agreement and ending on, and including, the date that is 90 days after such date, as set forth in the underwriting agreement.

        In connection with the offering, the Underwriters may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an Underwriter of a greater number of shares than it is required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the Underwriter's over-allotment option to purchase additional shares of common stock from us in the offering. The Underwriter may close out any covered short position by either exercising its over-allotment option to purchase additional shares or purchasing shares in the open market. In determining the source of shares of common stock to close out the covered short position, the Underwriters will consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which they may purchase additional shares of common stock pursuant to the over-allotment option granted to it. "Naked" short sales are any sales in excess of such over-allotment option. The Underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the Underwriters in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the Underwriters for their own accounts, may have the effect of preventing or delaying a decline in the market price of our shares of our common stock, and may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

        This prospectus supplement and the accompanying prospectus in electronic format may be made available on Internet sites or through other online services maintained by one or more of the Underwriters of this offering, or by their affiliates. Other than any prospectus supplement and the accompanying prospectus made available in electronic format in this manner, the information on any website containing this prospectus supplement and the accompanying prospectus is not part of this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement forms a part, and such information has not been approved or endorsed by us or any Underwriter in such capacity and should not be relied on by prospective investors.

        The underwriting agreement will be included as an exhibit to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

        The common stock will be offered in the United States through the Underwriters either directly or, if applicable, through their respective registered broker-dealer affiliates.

Notice to prospective investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities described in this prospectus supplement may be made to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the lead underwriters for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of securities described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        We have not authorized and do not authorize the making of any offer of common stock through any financial intermediary on our behalf, other than offers made by the Underwriters with a view to the final placement of the common stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the common stock, other than the Underwriters, is authorized to make any further offer of the common stock on behalf of us or the Underwriters.

Notice to prospective investors in the United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a relevant person). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

LEGAL MATTERS

        The validity of the common stock offered by this prospectus supplement will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Brownstein Hyatt Farber Schreck and one of its partners collectively own 900,000 shares of our common stock and 120,000 options to purchase common stock. Norman Brownstein, a founding partner of Brownstein Hyatt Farber Schreck, is the father of Chad Brownstein, our executive vice chairman. See "Transactions with Related Parties" in our Form 10-Q for the period ended June 30, 2012 which is incorporated herein by reference.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2012 have been so incorporated in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The technical information and preliminary economic estimates relating to the Holbrook Project in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, have been included in reliance on the reports prepared by North Rim Exploration Ltd. and Tetra Tech, Inc., North Rim Exploration Ltd issued the Resource Calculation, as updated, analyzing the results of our field operations that is filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Tetra Tech completed a Preliminary Economic Assessment and is completing the Interim Report to set forth a preliminary view with respect to the potential economic viability of mining our potash resource that is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

APPENDIX A

SUMMARY OF POTENTIAL APOLLO INVESTMENT AND APOLLO NOTES

Issuer and Seller	Prospect Global Resources Inc. a Nevada corporation (together with its subsidiaries, "Prospect").

Purchaser(s)	Certain funds managed by Apollo Global Management, LLC ("Apollo") and its co-investors (the "Investors")(1)

Deal Overview	Prospect will sell and issue to Apollo and the Investors (i) an aggregate of $100 million in principal amount of Prospect's convertible springing second-lien notes (the "Notes"), (ii) an option to acquire 16.7 million shares of Prospect common stock, (iii) shares of Prospect common stock (issuable under certain circumstances described in "Additional Common Stock Issuances" below), and (iv) a royalty interest, for an aggregate consideration of $100 million (collectively, the "Transaction").

Closing of the investment (the "Closing") is anticipated to occur in the first half of 2013, subject to the conditions described below in "Closing Conditions" and in the Securities Purchase Agreement (the "SPA") to be entered into by the parties.

Terms of the Notes	Interest. 10% per annum, compounded semi-annually and payable semi-annually, of which (i) 4% per annum will be payable in cash and (ii) 6% per annum will be payable in kind in additional Notes.

Conversion Price. $3.00, subject to the anti-dilution adjustments contained in the SPA (including for issuances below the Conversion Price). Anti-dilution protection to begin from the date of signing of the SPA.

Maturity. 7th years after Closing. However, if the maturity date of Prospect's project financing is later than 6 1/2 years after Closing, then the maturity date for the Notes will be extended to the date that is six months after the maturity date for the project financing.

Ranking. Upon repayment of the note issued by Prospect to the Karlsson Group (the "Karlsson Note"), the Note will become senior second lien obligations of the obligors, ranking at least pari passu with all existing and future indebtedness of the obligors, but junior to the project financing.
Security. Upon repayment of the Karlsson Note, security to consist of same collateral package as the project financing.

Conversion. Convertible by Investors at any time. Convertible by Prospect from and after reaching the "Conversion Milestone," which occurs when (1) Project Completion occurs and (2) thereafter, Prospect's common stock trades at 2.0x above the conversion price for 20 consecutive trading days.
Voting. Votes with the common stock on an as-converted basis. Investors will also have a separate voting right to elect/appoint the number of Board designees described below in "Governance Rights".

(1)
Contracting purchaser entities will be acquisition vehicles formed by Apollo and its co-investors, supported by equity commitment letters from Apollo and its co-investors, which equity commitments are assignable among the investor group and their affiliates prior to closing.

Put Rights. Putable at the option of the holders at a price of 101% of par upon change of control transactions or from insurance proceeds in the event of a casualty event, or proceeds of a condemnation award, subject to prior prepayment in full of the project financing and to customary reinvestment rights.
Covenants and Events of Default. Covenant package and events of default as described in the SPA.

Options	Investors will receive at signing options to purchase up to 16.7 million shares of Prospect common stock, at an exercise price of $3.00, subject to customary anti-dilution adjustments. The options will be exercisable at any time up to the Closing.

Additional Common Stock Issuance	If the definitive feasibility study ("DFS") indicates that the estimated total capital costs (the "DFS Estimate") for the Holbrook project exceeds $1.568250 billion (i.e., more than 2.5% higher than the currently estimated $1.53 billion of capital costs), then Prospect will issue to Investors at Closing:
•
if the DFS Estimate is greater than $1.568250 billion but less than or equal to $1.6065 billion (i.e., between 2.5% and 5.0% higher), 2.0 million shares of common stock (representing 3.6% of the common stock then-outstanding, subject to certain anti-dilution adjustments); or
•
if the DFS Estimate is greater than $1.6065 billion but less than or equal to $1.683 billion (i.e., between 5.0% and 10.0% higher), 3.5 million shares of common stock (representing 6.3% of the common stock then-outstanding, subject to certain anti-dilution adjustments).

Royalties	Upon Closing, Investors and Buffalo Management LLC ("Buffalo") will each receive a 1% royalty on the annual gross revenues of Prospect. The current management fee arrangement with Buffalo, which currently provides for a 2% royalty interest payable to Buffalo, will be terminated.

Preemptive Rights	From signing until Investors hold less than 10% of the outstanding voting power, if Prospect issues additional shares of common shares or other equity-based securities, Investors will have preemptive rights on such issuances to maintain their then-existing ownership percentage.

Governance Rights	Board Rights. At Closing, Investors will have the following board designation rights:
• Four out of nine seats while Investors hold more than 20% of the outstanding voting power; and
•
At below 20%, a number proportionate to Investors' voting power, until their voting power would entitle them to designate less than one director, at which time Investors lose their board rights and may appoint an observer.
Investors will also have proportionate rights on board committees and subsidiary boards. In addition, at signing of the SPA, Investors will have one Board seat and one observer.

Consent Rights. Investors will have a set of consent rights while they hold more than 20% of the outstanding voting power, as detailed in the Investor Rights Agreement (the "IRA") to be entered into by the parties. Certain of the consent rights will fall away upon a Conversion Milestone.

Default Protection	If Prospect is defaulting (or likely to default) on its payment obligations on the Karlsson Note, Investors have the option to purchase Prospect common stock at the lower of the conversion price of the Notes or the then-applicable market price (calculated on a 10 day VWAP average) in an aggregate amount sufficient to (at Investors' option) either (x) pay off the Karlsson Note in full or (y) pay off such lesser amount as would be necessary to avoid or cure the default or anticipated default. Investors may also elect to purchase notes (with a one-year maturity and on other terms specified in the SPA) in lieu of common stock.

Standstill	Investors may not purchase or acquire any outstanding equity of Prospect for a period of one year from Closing without Prospect's consent.

Registration Rights	Investors will have demand and piggy-back registration rights for the common stock receivable upon conversion of the Notes (or otherwise held by the Investors).

Fees and Expenses	Investors will receive a funding fee of 2% and a reimbursement of expenses from the Company.

Shareholder Approval	Transaction is subject to Prospect shareholder approval. Certain shareholders of Prospect will be asked to enter into support agreements in support of the transaction.
If the deal is terminated for a failure to receive shareholder approval or a breach by Prospect, Investors will receive a $5 million termination fee plus reimbursement for expenses.

Closing Conditions	Transaction will be subject to (in addition to customary closing conditions contained in the SPA):
• Receipt of the DFS for the Holbrook project which satisfies certain minimum conditions;
• Selection of EPC or EPCM firm(s) reasonably acceptable to Investors;
• No indication that there will be any delay in obtaining necessary permits in a timely fashion (generally no later than August 31, 2013);
• The hiring of a Project Manager reasonably acceptable to Investors; and
•
Receipt by Investors of updated reports from their commercial and technical advisors which verify in all material respects the conclusions of the DFS and otherwise generally support the continued commercial and technical viability of the Holbrook project, and the market opportunity for it.

Term Sheet Non-Binding	The letter agreement between Prospect and an Apollo affiliate does not constitute an agreement to negotiate or an agreement to enter into the Transaction (or to enter into the Definitive Transaction Documentation (as defined below)), and there will be no contract or agreement of any kind in relation to the Transaction (other than the items described in "Exclusivity and Expense Reimbursement" below) by and among Prospect and Apollo (or any of their respective affiliates) unless and until the Definitive Transaction Documentation is complete and executed by such parties.

Exclusivity and	Under the letter agreement, Prospect and Apollo agreed that:
Expense
Reimbursement	(a) from October 25, 2012 until November 19, 2012 (the "Exclusivity Period"), neither Prospect nor any representative (including directors, officers, employees, shareholders, partners, agents, advisors, representatives or any others persons acting under the direction of any of them or any of their affiliates) (the "Representatives") thereof, will, in connection with an extraordinary transaction (as defined below): (x) solicit, negotiate or otherwise discuss (including continuing any current discussions or negotiations) with any person or entity other than Apollo and its affiliates and advisors, (i) the sale, directly or indirectly, of any interest in Prospect (including any equity or equity linked securities, other than (I) ordinary course issuances of equity to employees, directors and consultants or (II) pursuant to a Permitted Underwritten Public Offering (as defined below)) or a significant portion of its assets, (ii) any merger or consolidation involving Prospect, or (iii) any recapitalization or restructuring involving Prospect (any such transaction described in clauses (i) through (iii) being referred to as an "extraordinary transaction"); (y) furnish any non-public information concerning Prospect to any person or entity, other than Apollo and its affiliates and advisors, for the purpose of an extraordinary transaction; or (z) enter into any agreement with respect to an extraordinary transaction with any person or entity other than Apollo or its affiliates. In addition, Prospect and its Representatives will (a) immediately terminate all discussions and/or negotiations with any party other than Apollo which may reasonably be expected to lead to an extraordinary transaction and (b) immediately cease any and all work (and not engage in any such work during the Exclusivity Period) with respect to any extraordinary transaction. For the avoidance of doubt, the foregoing is not intended to prevent Prospect or its Representatives from its ordinary course efforts as a public company to develop its public profile and conduct customary investor relations efforts. Notwithstanding anything to the contrary in the foregoing, during the Exclusivity Period, Prospect and its Representatives shall be permitted to solicit, negotiate with, discuss with and provide non-public information to, (a) any bank or other potential lender in connection with project finance debt funding or debt sufficient to enable Prospect to repay its promissory note issued to The Karlsson Group, (b) one or more lease counterparties in connection with capital leases in respect of equipment for Prospect's operations, (c) Buffalo Management LLC and Grandhaven Energy, LLC in connection with termination of certain rights under their respective agreements with Prospect, (d) one or more potential Off-Take customers and (e) potential underwriters and investors in connection with an underwritten public offering of common stock of Prospect, that may close during the Exclusivity Period, provided that such investors shall not receive any governance rights or any additional economic value (other than such shares of Prospect common stock) and that such offering will be a broad based distribution (the potential financing described in this clause (e) being the "Permitted Underwritten Public Offering") (the potential financings described in such clauses (a) through (e) being the "Permitted Financing"); provided, however, that, during the Exclusivity Period, Prospect shall in good faith continue to consult with Apollo, and keep Apollo reasonably informed, with respect to any such discussions or negotiations;

(b) if Prospect and Apollo and certain related parties have not entered into definitive agreements providing for the Transaction (as contemplated by the Term Sheet, and including ancillary agreements with Prospect and/or its affiliates and shareholders referenced in the Draft Documentation) (the "Definitive Transaction Documentation") on or prior to November 19, 2012 (the "Signing Deadline"), Prospect shall promptly pay to Apollo (and in no event later than on November 20, 2012) an amount in cash equal to $7.5 million (the "Delay Fee"), provided that Prospect shall not be obligated to pay the Delay Fee in the event that (i) Apollo has not indicated in writing to Prospect (on or prior to the Signing Deadline) that it is willing to execute the Definitive Transaction Documentation (in a form provided by Apollo to Prospect on or prior to the Signing Deadline and that is materially consistent with the Draft Documentation and the Term Sheet, with such modifications thereto as Apollo reasonably determines are appropriate in connection with the finalization of such agreements and after its final evaluation of the Transaction) or (ii) Apollo has not negotiated the Definitive Transaction Documentation in good faith; and

(c) upon the earlier (if any) of (i) the Signing Deadline, if Prospect and Apollo and certain related parties have not entered into Definitive Transaction Documentation by such date or (ii) such earlier date as Prospect ceases negotiations with Apollo with respect to the Transaction, Prospect shall promptly reimburse Apollo (in any event, within ten days of a request for reimbursement by Apollo accompanied by an invoice) for 50% of the fees of SRK Consulting and McKinsey (such 50% fee obligation capped at $637,500) and 50% of the out-of-pocket expenses of SRK Consulting and McKinsey (in each case with respect to the services provided by such entity in connection with Apollo's evaluation of the Transaction) (provided that Prospect shall be an addressee of any report generated by SRK Consulting and McKinsey and shall share ownership of such reports with Apollo whether or not Definitive Transaction Documentation with respect to the Transaction is signed or closed) (such reimbursable amounts being the "Reimbursable Consultant Costs Amount").

PROSPECT GLOBAL RESOURCES INC.

$400,000,000

Common Stock
Preferred Stock
Warrants
Purchase Contracts
Rights
Depositary Shares
Debt Securities
Units

        We may offer and sell from time to time in one or more offerings, common stock, preferred stock, warrants, purchase contracts, rights, depositary shares, debt securities and units (collectively, the "securities") of Prospect Global Resources Inc. The aggregate amount of the securities offered under this prospectus will not exceed $400 million.

        Our common stock is quoted on the OTC Bulletin Board under the symbol "PGRX". On May 17, 2012, the last reported sale price of our common stock was $5.00 per share.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Information Incorporated by Reference" before you make your investment decision.

        Securities may be sold to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 8 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, using a "shelf" registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

        We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Investors" section of our website at www.prospectgri.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended):

  (a)
  Annual Report on Form 10-K for the year ended March 31, 2012, as filed with the Commission on May 10, 2012;

  (b)
  The Company's Current Reports on Form 8-K, as filed with the Commission on March 15, 2012, March 21, 2012 and April 12, 2012; and

  (c)
  The description of the Company's common stock contained in our registration statement on Form 8-A filed June 14, 2011 with the SEC under Section 12(b) of the Exchange Act (File No. 000-54438), including any subsequent amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

  Prospect Global Resources Inc.
  1401 17th Street, Suite 1550
  Denver CO 80202
  Attention: VP Corporate Finance
  Telephone: (303) 990-8444

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, including statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). The forward-looking statements may appear in a number of places and include statements with respect to, among other things: business objectives and strategies, including our focus on the Holbrook Basin in Arizona, as well as statements regarding intended value creation; our opinion about future demand for and supply of potash; our plan to capitalize on potash demand; our plan to acquire properties, companies or interests in companies with a potash reserve base; our plan to prove up reserves by acquiring seismic data and drilling and coring test holes; our plan to begin the environmental and permitting process, preliminary mine design and bankable feasibility study, which we estimate to complete this year; our plan of exploration; the viability of a potash mine in the Holbrook Basin; the economic benefits of a potash mine; future sales of state leases and permits; our intention to raise additional funds by way of public or private offerings of debt, equity, convertible notes or other financial instruments; our anticipation of raising and contributing to our 50% owned subsidiary, American West Potash LLC, or AWP, and raising additional money to fund our general corporate expenses; our ability to further implement our business plan and generate revenue; our anticipation of investing considerable amounts of capital to establish production from our mining project; our anticipation of our ability to generate reserves that are capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project; anticipated operating costs; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; anticipated compliance with and impact of laws and regulations; anticipated results and impact of litigation and other legal proceedings; and effectiveness of our internal control over financial reporting.

        Although these forward-looking statements reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

  •
  Our history of operating losses;

  •
  Our limited operating history;

  •
  Our inability to obtain sufficient additional capital;

  •
  Our dependence on the success of the exploration and development activities of AWP;

  •
  The denial or delay by a government agency in issuing permits and approvals necessary for our operations or the imposition of restrictive conditions with respect to such permits and approvals;

  •
  The failure of our mining prospects to yield natural resources in commercially viable quantities;

  •
  Production disruptions;

  •
  The departure of key personnel;

  •
  Competition from other potash companies;

  •
  Risks associated with acquiring producing properties, such as difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt;

  •
  Our inability to insure against operating risks;

  •
  The market price of potash and products based on potash;

  •
  Conditions in the agricultural industry;

  •
  Government regulation;

  •
  Global supply of and demand for potash and potash products;

  •
  The cyclicality of the crop nutrient markets;

  •
  Global economic conditions;

  •
  The lack of an active public market for shares of our common stock;

  •
  The potential volatility of the market price and trading volume of our shares of common stock;

  •
  The dilutive effect of future issuances of shares of common stock;

  •
  The effects on the market price of our common stock of future issuances of shares of our common stock;

  •
  Costs associated with being a public company;

  •
  Our common stock potentially being a "penny stock;"

  •
  Our failure to list our common stock on any national securities system or exchange; and

  •
  The failure of securities analysts to initiate coverage of our shares or their issuance of negative reports.

        In this prospectus, and in any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, unless the context otherwise requires:

  (a)
  all references to "Prospect" or "Prospect Global" refer to Prospect Global Resources Inc. f/k/a Triangle Castings, Inc., a Nevada corporation.

  (b)
  all references to "old Prospect Global" refer to Prospect Global Resources Inc., a Delaware corporation.

  (c)
  all references to "we," "us," "our" and "the Company" refer collectively to Prospect and its subsidiaries old Prospect Global and American West Potash LLC.

  (d)
  all references to "Triangle" refer to Prospect Global prior to the merger, at which time its name was Triangle Castings, Inc.

PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of Prospect Global and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

  •
  This prospectus, which explains the general terms of the securities we may offer;

  •
  The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

  •
  The documents referred to in "Where You Can Find More Information" for information about Prospect Global, including our financial statements.

Prospect Global Resources Inc.

        Prospect is a development stage company engaged in the development of a potash mine in the Holbrook Basin of eastern Arizona. Our address and telephone number are 1401 17th Street, Suite 1550, Denver CO 80202, 303-990-8444.

        In the 1960's and 1970's, Arkla Exploration Company, Duval Corporation and others drilled approximately 135 core holes to delineate the potash resource in the basin. However, to date the Holbrook Basin has not commercially produced potash.

        American West Potash, or AWP, in which we own a 50% interest and which we operate, holds potash exploration permits on 42 Arizona state sections and leases for the mineral rights on 109 private sections which, in total, cover approximately 94,000 acres. The state permits are for five year terms, of which 15 expire in 2014 and 27 expire in 2015. Of the 109 private sections, eight of the leases expire in 2020 while the rest run in perpetuity subject to certain terms and conditions. As long as AWP performs exploration or development activity, it may extend all leases, subject to various default clauses. As the operator of AWP, we manage all phases of the project which include but are not limited to exploration activities, geological analysis, permitting, engineering, construction, mining and production.

        During 2011, AWP acquired approximately 70 miles of 2D seismic data and completed the drilling and coring of 12 holes. The results from the seismic data and the drilling helped delineate the potash resource potential on AWP's acreage and supported the completion of a 43-101 mineral resource estimate report (Resource Calculation) and Preliminary Economic Assessment (PEA). This was combined with the historic information of approximately 58 wells in our project area. Due to the relatively shallow depth of the deposit, AWP plans to mine the potash employing conventional underground mining techniques.

        In 2011, we contracted North Rim Exploration Ltd, a leading third party geologic engineering firm, to supervise field activity, analyze the results and prepare the Resource Calculation. North Rim completed the requisite activities and issued the Resource Calculation on October 17, 2011.

        Highlights from the Resource Calculation:

  •
  The identified potash deposit was divided into two seams by North Rim; KR-1 and KR-2.

  •
  KR-2 contained indicated resources of approximately 15.95 Million Metric Tonnes (MMT), at a weighted average K2O (potash) grade of 10.09%. Additionally, KR-2 contained inferred resources of approximately 49.29MMT K2O at a weighted average K2O grade of 11.39%.

  •
  KR-1 contained inferred resources of approximately 17.15MMT K2O, at a weighted average K2O grade of 13.44%.

  •
  The potash beds occur at relatively shallow depths, generally less than 551m (1600ft).

  •
  The potash deposit is in close vicinity to existing infrastructure including rail, major highways, gas and power.

        The complete Resource Calculation is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on October 19, 2011. As defined by SEC Industry Guide 7 as required by the Securities Exchange Act of 1934, AWP's resource currently does not meet the definition of proven or probable reserves.

        Based on the conclusions reached and recommendations within the Resource Calculation, we contracted with Tetra Tech, a leading third party engineering firm, to complete the PEA to determine the economic viability of mining the resource.

        Highlights from the PEA:

  •
  The PEA considered only KR-2, as identified above within the Resource Calculation.

  •
  Initial production of the project is targeted to be approximately 2MMT (approximately 2.2 million short tons) of finished products per year, mined by conventional underground mining methods.

  •
  The estimated life of the mine, considering both indicated and inferred, is approximately 40 years.

  •
  Preliminary evaluations of the general site characteristics from a biological and water resource perspective have not identified environmentally sensitive areas, or conditions which would appear to be significant obstacles to permitting.

  •
  Mine site operating costs are estimated at US$98/tonne.

  •
  Total estimated initial capital cost for constructing the mine and mill, including indirect and contingency costs, are estimated at US $1,334 million over the initial 3 year pre-production period.

  •
  Project economic analyses were performed on a before tax basis, with a base case assuming 85% mill recovery rate, a potash selling price of US$496/tonne ($450/ton) and a 10% discount rate. This base case resulted in a net present value (NPV) of US $3,818 million.

        The complete PEA is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on December 22, 2011.

        Given that AWP recently commenced its development program and the Company has no other production properties, we do not currently generate revenue and have incurred losses since inception.

        We were incorporated in the state of Nevada on July 7, 2008. Our wholly- owned subsidiary, old Prospect Global, was incorporated in the state of Delaware on August 5, 2010.

The Securities We May Offer

        We may use this prospectus to offer:

  •
  Common stock

  •
  Preferred stock

  •
  Warrants

  •
  Purchase contracts

  •
  Rights

  •
  Depositary shares

  •
  Debt securities

  •
  Units consisting of two or more of the other securities offered hereby or under another registration statement in any combination.

        A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

RISK FACTORS

        Investing in our shares involves significant risks, including the potential loss of all or part of your investment. These risks could materially affect our business, financial condition and results of operations and cause a decline in the market price of our shares. You should carefully consider all of the risks described in this statement, in addition to the other information contained in this statement, before you make an investment in our shares. Unless otherwise indicated, references to us, Prospect or Prospect Global include our operating subsidiaries old Prospect Global and AWP.

Risks Related to Our Business

We are a development stage company with no current revenue source and a history of operating losses and there is an expectation that we will generate operating losses for the foreseeable future; we may not achieve profitability for some time, if at all.

        We have incurred losses each year since our inception. We expect to continue incurring operating losses until several months after production occurs. The process of exploring, developing and bringing into production a producing mine is time-consuming and requires significant up-front and ongoing capital. We expect that our activities, together with our general and administrative expenses, will continue to result in operating losses for the foreseeable future. As of March 31, 2012, our losses accumulated in the development stage were $79,710,846. For the year ended March 31, 2012 our net loss attributable to Prospect Global was $62,876,767.

Our limited history makes an evaluation of us and our future difficult and profits are not assured. Many development stage mining companies never make it to the production stage.

        Prospect was formed through a reverse merger with Triangle on February 11, 2011. Prior to the reverse merger, Triangle had no previous experience or investment holdings in the natural resource sector. In view of our limited history in the natural resources business, you may have difficulty in evaluating us and our business and prospects. You should also consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Many development stage mining companies never make it to the production stage. For our business plan to succeed, we must successfully undertake most of the following activities:

  •
  Acquire mineral properties and/or interest in companies that have mineral properties but require additional technical expertise and/or capital investment;

  •
  Obtain operatorship of assets in order to control our pace of spending and establish the project's full lifecycle plan;

  •
  Capitalize on global demand strength of certain global commodities;

  •
  Seek assets that have high basic product-to-upgrade ratio (ore to product) or high economic ratio (raw material cost to gross margin);

  •
  Invest in assets that have inherent geographic advantages such as minimal distance to processing, close proximity to sales markets and access to transportation infrastructure;

  •
  Build early partnership arrangements with key customers;

  •
  Invest in assets and projects that generate positive cash flow;

  •
  Maintain access to funds to pursue our capital-intensive business plan;

  •
  Implement and successfully execute our business strategy;

  •
  Respond to competitive developments and market changes; and

  •
  Attract, retain and motivate qualified personnel.

        There can be no assurance that we will be successful in undertaking such activities. Our failure to undertake successfully some or most of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our exploration and production activities will produce natural resources in commercially viable quantities. There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

We have significant capital needs over the next few years, and if we are unable to secure this capital when needed or on terms that are acceptable to us our ability to achieve our business strategy will be impacted.

        Our current estimate for constructing the potash mine and mill facility in the Holbrook Basis of eastern Arizona is approximately $1.33 billion, and there can be no assurance that we will be able to raise these funds or that if we are able to raise the funds that it will be on terms acceptable to us or when needed. If we cannot raise the capital required to implement our business strategy, we may be required to curtail operations or pursue a different strategy, both of which could adversely affect our financial condition and results of operations. Further, any future debt financing, if incurred, would most likely require repayment regardless of whether or not we generate profits or cash flows from our business activities and any equity financings would likely result in dilution to existing stockholders and may involve the use of securities that have rights, preferences, or privileges senior to our common stock.

Our operations are dependent on receiving the required permits and approvals from governmental authorities. Denial or delay by a government agency in issuing any of our permits and approvals or imposition of restrictive conditions on us with respect to these permits and approvals may impair our business and operations.

        We must obtain numerous environmental, mining and other permits and approvals authorizing our future operations. A decision by a government agency to deny a permit or approval could have a material adverse effect on our ability to continue operations at the affected facility.

        The development of our existing property into a mine is also predicated upon securing all necessary permits and approvals. A denial of or delay in obtaining any of these permits or approvals or the issuance of any of these permits with cost-prohibitive conditions could interfere with our planned development of this property and have a material adverse effect on our business, financial condition or results of operations.

Target properties that we decide to explore or mine may not yield natural resources in commercially viable quantities or revenues that are sufficient to cover our cost of operations.

        A target property is a property in which we hold an interest and has what we believe, based on available geological data, to be indications of reserves of certain natural resources. However, there is no way to predict in advance of actual mining whether any target property will yield natural resources in sufficient grades or quantities to recover our mining and development cost. Even the use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether natural resources will be present or, if present, whether in the quantities and grades expected. We cannot assure you that all of the testing and analysis we perform will completely mitigate this risk.

The mining industry is very competitive and our ability to attract and retain qualified contractors and staff is critical to our success. The departure of key personnel or loss of key contractors could adversely affect our ability to run the business and achieve our business objectives.

        The construction and operation of a mine and mill of the size we have planned for the Holbrook Basin is expected to require up to 800 workers during the construction phase and up to 400 workers once the mine is in production. We will also require many of the same skill sets sought by other natural resource companies and we will be competing with these other natural resource companies in finding qualified contractors, consultants and staffing. Since many of these skills sets are highly specialized, the market for and availability of individuals possessing these skills will also be impacted by the overall health of the natural resource sector.

        Our future success is also dependent on our ability to retain Mr. Patrick Avery, our President and Chief Executive Officer. Mr. Avery has over 25 years of experience in the mining and fertilizer sectors and his knowledge and credibility are both critical to our future success and development.

We face competition from larger companies having access to substantially more resources than we possess.

        Our competitors include other mining companies and fertilizer producers in the United States and globally, including state-owned and government-subsidized entities. Many of these competitors are large, well-established companies and have substantially larger operating staffs and greater capital resources than we do. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive mineral properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

There are risks in acquiring properties, including difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt.

        Our business strategy includes growing our reserve base through acquisitions. Our failure to integrate acquired businesses successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in unanticipated expenses and losses. In addition, we may assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions. The scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

        The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing. Future acquisitions could result in our incurring additional debt, contingent liabilities and expenses, all of which could have a material adverse effect on our financial condition and operating results.

Our business involves many operating risks, which may result in substantial losses, and insurance may be unavailable or inadequate to protect us against these risks.

        Our operations are subject to hazards and risks associated with the exploration and mining of natural resources and related fertilizer materials and products, such as:

  •
  Fires;

  •
  Explosions;

  •
  Inclement weather and natural disasters;

  •
  Mechanical failures;

  •
  Rock failures and mine roof collapses;

  •
  Unscheduled downtime;

  •
  Environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and

  •
  Availability of needed equipment at acceptable prices.

        Any of these risks can cause substantial losses resulting from:

  •
  Injury or loss of life;

  •
  Damage to and destruction of property, natural resources and equipment;

  •
  Pollution and other environmental damage;

  •
  Regulatory investigations and penalties;

  •
  Revocation or denial of our permits;

  •
  Suspension of our operations; and

  •
  Repair and remediation costs.

        Our liability for environmental hazards may extend to those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We do not currently maintain insurance against all of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase. We may also experience losses in amounts in excess of the insurance coverages carried. Either of these occurrences could harm our financial condition and results of operations.

Risks Related to the Mining Industry

Potash is a commodity whose selling price is highly dependent on and fluctuates with the business and economic conditions and governmental policies affecting the agricultural industry. These factors are outside of our control and may significantly affect our profitability.

        Our future revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors, for U.S. markets, are:

  •
  Weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

  •
  Quantities of crop nutrients imported to and exported from North America;

  •
  Current and projected grain inventories and prices, both of which are heavily influenced by U.S. exports and world-wide grain markets; and

  •
  U.S. governmental policies, including farm and biofuel policies and subsidies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

        International market conditions, which are also outside of our control, may also significantly influence our future operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import barriers, or foreign currency fluctuations in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

Government regulation may adversely affect our business and results of operations.

        Projects related to mining and natural resources are subject to various and numerous federal, state and local government regulations, which may be changed from time to time. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the mining, development, production, handling, storage, transportation and disposal of natural resources, including potash, or its by-products and other substances and materials produced or used in connection with mining operations. Activities subject to regulation include the use, handling, processing, storage, transportation and disposal of hazardous materials, and we could incur substantial additional costs to comply with environmental, health and safety law requirements related to these activities. We also could incur substantial costs for liabilities arising from past unknown releases of, or exposure to, hazardous substances.

        Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste. We could also be held liable for natural resource damages. Liabilities under these and other environmental health and safety laws involve inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions. As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that would negatively impact our financial condition and operating results. Finally, we may discover currently unknown environmental problems or conditions. The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

        Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which may lead to increased expenses. Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

The mining industry is capital intensive and the ability of a mining company to raise the necessary capital can be impacted by factors beyond its control.

        The upfront cost incurred for the acquisition, exploration and development of a mining project can be substantial, and the ability of a mining company to raise that capital can be influenced by a number of factors beyond the company's control including but not limited to general economic conditions, political turmoil, market demand, commodity prices and expectations for commodity prices, debt and equity market conditions and government policies and regulations.

        Once in production, mining companies require annual maintenance capital in order to sustain their operations. This sustaining capital can also be substantial and may have to be secured from external sources to the extent cash flows from operations are insufficient.

        Future cash flow from operations is subject to a number of variables, including:

  •
  The quality of the reserve base and the grade of those reserves;

  •
  The quantity of materials mined:

  •
  The cost to mine the materials; and

  •
  The prices at which the mined materials can be sold.

        Any one of these variables can materially affect a mining company's ability to fund its sustaining capital needs.

        If our future revenues are adversely affected as a result of lower potash prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects. We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

New sources of supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

        Potash prices have increased since 2009 and this coupled with projected increases in demand for potash have led to a renewed interest in bringing new sources of potash supply into the market. If production increases to the point where the market is over supplied, the price at which we are able to sell and the volumes we are able to sell could be impacted to the extent where this would materially and adversely affect our projected business, operating results and financial condition.

Variations in crop nutrient application rates may exacerbate the cyclicality of the crop nutrient markets.

        Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers' decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. This variability in application rates can materially accentuate the cyclicality in prices for our future products and our sales volumes.

Uncertainties created by global economic events can adversely affect our business.

        A global economic crisis could adversely affect our business and impact our financial results. A continuation or worsening of current economic conditions, a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns, could have a material adverse effect on our sales, margins and profitability.

Risks Relating to our Shares

There is no active public market for our shares and we cannot assure you that an active trading market will be established or maintained.

        Our common stock is eligible for trading on the OTC Bulletin Board trading system. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of share price volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

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  The lack of readily available price quotations;

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  The absence of consistent administrative supervision of "bid" and "ask" quotations;

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  Lower trading volume; and

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  Market conditions.

The market price and trading volume of our shares may be volatile, and you may not be able to resell your shares at or above what you paid for them.

        The price of our shares may fluctuate widely, depending upon many factors, including:

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  The perceived prospects for natural resources in general;

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  Differences between our actual financial and operating results and those expected by investors;

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  Changes in the share price of public companies with which we compete;

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  News about our industry and our competitors;

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  Changes in general economic or market conditions including broad market fluctuations;

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  Adverse regulatory actions; and

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  Other events or factors, many of which are beyond our control.

        Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company's common equity drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

We have a number of common stock warrants outstanding that if converted would dilute existing shareholders and could depress the market price of our common stock. We may also issue additional warrants and shares of our common stock in the future.

        We have issued warrants to purchase an aggregate of 12,097,363 shares of our common stock. We may also issue additional warrants and shares of our common stock in the future and this could lower the market price of our common stock.

We incur increased costs as a result of being an operating public company.

        As a public company, we incur increased legal, accounting and other costs that we would not incur as a private company. The corporate governance practices of public companies are heavily regulated.

For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the Securities and Exchange Commission, as well as the rules and regulations of any exchange or quotation service on which a company's shares may be listed or quoted.

Our common stock could be considered a "penny stock" making it difficult to sell.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Our stock trades infrequently and in the past several months trades have been reported both above and below $5.00 per share on the OTC Bulletin Board. The SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

We cannot assure that we will list our common stock on any national securities system or exchange.

        Although we intend to apply to list our common stock on an exchange other than the OTC Bulletin Board, we do not currently meet the initial listing standards for many exchanges and we cannot assure that we will be able to qualify for and maintain a listing of our common stock on any stock exchange in the future.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

        Our stock is not currently covered by any securities analyst and we cannot assure you that securities analysts will cover our company going forward. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades the shares, the trading price of the shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of the shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus to advance the development of a potash mine in the Holbrook Basin in eastern Arizona and for general corporate purposes and working capital.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

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  The net tangible book value per share of our equity securities before and after the offering;

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  The amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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  The amount of the immediate dilution from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus separately or together through any of the following methods:

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  Directly to investors or purchasers;

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  To investors through agents;

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  Directly to agents;

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  To or through brokers or dealers;

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  To the public through underwriting syndicates led by one or more managing underwriters;

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  To one or more underwriters acting alone for resale to investors or to the public;

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  Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

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  Through a combination of any of these methods of sale.

        Securities may also be issued upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        We may distribute the securities from time to time in one or more transactions:

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  At a fixed price or prices, which may be changed from time to time;

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  At market prices prevailing at the times of sale;

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  At prices related to such prevailing market prices; or

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  At negotiated prices.

Direct Sales and Sales through Agents

        We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act of 1933.

Sales Through Underwriters or Dealers

        If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

        If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

        We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

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  That the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

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  That we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

"At the Market" Offerings

        We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our "offering agent." If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on any national exchange upon which our securities are listed, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 with respect to any sales effected through an "at the market" offering.

Market Making, Stabilization and Other Transactions

        To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

        To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, any underwriters who are qualified market makers on any national exchange upon which our securities are listed may engage in passive market making transactions in the securities on such exchange during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF COMMON STOCK

        The following briefly describes the general terms and provisions of our common stock.

Authorized and Outstanding Common Stock

        As of May 1, 2012, we had 100,000,000 shares of common stock, par value $0.001 per share, authorized, of which 39,489,173 shares were outstanding.

Quotation

        Our common stock is quoted on the OTC Bulletin Board under the symbol "PGRX".

Dividend Rights

        Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

Voting Rights

        Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

        Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock.

Liquidation

        In the event of any liquidation, dissolution or winding up of Prospect Global, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Transfer Agent and Registrar

        Corporate Stock Transfer, Inc. is our transfer agent and registrar.

Other Provisions

        All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby or under another registration statement, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Prospect Global, which could depress the market price of our common stock.

        Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

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  The number of shares of preferred stock offered and the offering price of the preferred stock;

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  The title and stated value of the preferred stock;

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  The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

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  The date from which dividends on the preferred stock will accumulate, if applicable;

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  The liquidation rights of the preferred stock;

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  The procedures for auction and remarketing, if any, of the preferred stock;

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  The sinking fund provisions, if applicable, for the preferred stock;

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  The redemption provisions, if applicable, for the preferred stock;

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  Whether the preferred stock will be convertible into or exchangeable for other securities offered hereby or under another registration statement and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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  Whether the preferred stock will have voting rights and the terms of any voting rights, if any;

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  Whether the preferred stock will be listed on any securities exchange;

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  Whether the preferred stock will be issued with any other securities offered hereby or under another registration statement and, if so, the amount and terms of these securities; and

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  Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement. Warrants may be issued independently or together with common stock, preferred stock, debt securities or other securities offered by any prospectus supplement or under another registration statement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities offered hereby or under another registration statement, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock or the price of debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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  Whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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  Whether the purchase contracts are to be prepaid or not;

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  Whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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  Any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  United States federal income tax considerations relevant to the purchase contracts; and

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  Whether the purchase contracts will be issued in fully registered global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock, preferred stock, debt securities or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

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  The date of determining the stockholders entitled to the rights distribution;

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  The number of rights issued or to be issued to each stockholder;

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  The exercise price payable for each share of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement upon the exercise of the rights;

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  The number and terms of the shares of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement which may be purchased per each right;

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  The extent to which the rights are transferable;

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  The date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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  Any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

        The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

        If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock. However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

        When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

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  All outstanding depositary shares have been redeemed;

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  Each share of preferred stock has been converted into or exchanged for common stock; or

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  A final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Prospect Global.

        We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from Prospect Global which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor Prospect Global will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Prospect Global and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Prospect Global and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the "senior indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the "subordinated indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The following briefly describes the general terms and provisions of the debt securities and the indentures governing them which may be offered. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

        The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities. Debt securities we issue may be secured or unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "—Subordination" and in the applicable prospectus supplement. Payments on secured debt securities will be secured by the collateral described in the applicable prospectus supplement.

        We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

  •
  The title and series designation;

  •
  The aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

  •
  The principal amount payable, whether at maturity or upon earlier acceleration;

  •
  Whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

  •
  Whether the debt securities will be issued as original issue discount securities (as defined below);

  •
  The date or dates on which the principal of the debt securities is payable;

  •
  Any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

  •
  The date from which any interest will accrue;

  •
  Any interest payment dates;

  •
  Whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

  •
  Whether the debt securities are secured or unsecured, and if secured, the collateral securing the debt securities;

  •
  The price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

  •
  The stated maturity date;

  •
  Whether the debt securities are to be issued in global form;

  •
  Any sinking fund requirements;

  •
  Any provisions for redemption, the redemption price and any remarketing arrangements;

  •
  The denominations of the securities or series of securities;

  •
  Whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  Any restrictions on the offer, sale and delivery of the debt securities;

  •
  The place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

  •
  Whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

  •
  The terms, if any, upon which the debt securities are convertible into other securities offered hereby or under another registration statement and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

  •
  Any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;

  •
  A description of any documents or certificates that must be received prior to the issuance of any definitive securities;

  •
  Whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

  •
  The identity of each security registrar or paying agent (if other than trustee);

  •
  Any provisions granting special rights to securities holders upon the occurrence of specified events;

  •
  Any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

  •
  The portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

  •
  The date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance.

        The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

        You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

        Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof and the bearer securities of such series other than bearer securities issued in global form shall be issuable in denominations of $5,000.

        No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

        Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

  •
  Default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

  •
  Default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

  •
  Default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

  •
  Specified events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

  •
  Any other event of default provided with respect to the debt securities of any series.

        If an event of default (other than an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries) occurs and is continuing for any series of debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

        At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

        The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

  •
  In the payment of any amounts due and payable or deliverable under the debt securities of that series; or

  •
  In an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected

        The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

  •
  That holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

  •
  The holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

  •
  The indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

  •
  The indenture trustee fails to institute the proceeding within 60 days.

        However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

        We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

        Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

  •
  Change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

  •
  Reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

  •
  Reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;

  •
  Change the place or currency of payment of principal or any premium or any make-whole amount or interest on, any debt security issued under that indenture;

  •
  Impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

  •
  Reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

  •
  Make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "—Events of Default."

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

  •
  To evidence the succession of another person to our company;

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  To add to our covenants for the benefit of the holders of all or any series of debt securities;

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  To add events of default for the benefit of the holders of all or any series of debt securities;

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  To add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  •
  To change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

  •
  To establish the form or terms of debt securities of any series;

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  To evidence and provide for the acceptance of appointment by a successor indenture trustee;

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  To cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

  •
  To secure securities;

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  To provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities offered hereby or under another registration statement;

  •
  To close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

  •
  To supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and perform and observe all of our other obligations under the indentures and supplemental indentures. We are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

        The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision that would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

        The occurrence of any default under either the senior indenture or the subordinated indenture could create a conflicting interest for the indenture trustee under the Trust Indenture Act if the same entity serves as trustee under both indentures. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

        The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it generally must either eliminate that conflict or resign.

International Offering

        If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

        We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

        We may terminate or "defease" our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

  (1)
  Depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

  •
  In the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

  •
  In the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

  •
  A combination of money and U.S. government obligations or foreign government obligations, as applicable;

  (2)
  Delivering:

  •
  An opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

  •
  An opinion of independent counsel that registration is not required under Investment Company Act of 1940;

  •
  An opinion of counsel as to certain other matters;

  •
  Officers' certificates certifying as to compliance with the senior indenture and other matters; and

  (3)
  Paying all amounts due under the senior indenture.

        Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

        In addition, we may make no payment on the subordinated debt securities in the event:

  •
  There is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

  •
  The default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

        By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as:

  the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of us for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

  (1)
  Any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of us, or to secure the payment of revenue bonds issued for the benefit of us whether contingent or otherwise;

  (2)
  Any debt of others described in the preceding clause (1) which we have guaranteed or for which we are otherwise liable;

  (3)
  The obligation of us as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

  (4)
  Any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2) and (3).

        "Senior debt" does not include:

          (i) any such indebtedness, obligation or liability referred to in clauses (1) through (4) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (ii) any such indebtedness, obligation or liability which is subordinated to indebtedness of us to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (iii) any indebtedness to one of our subsidiaries and (iv) the subordinated debt securities.

        The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock or preferred stock, debt securities, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  The designation and terms of the units and the securities included in the units;

  •
  Any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  The date, if any, on and after which the units may be transferable separately;

  •
  Whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  Any material United States federal income tax consequences; and

  •
  How, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

        The validity of the securities being offered hereby was passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. Brownstein Hyatt Farber Schreck and one of its partners collectively own 900,000 shares of our common stock.

EXPERTS

        The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended March 31, 2012 have been so incorporated in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        North Rim Exploration Ltd issued a Resource Calculation analyzing the results of our field operations that is filed as an exhibit to the registration statement of which this prospectus forms a part. Tetra Tech completed a Preliminary Economic Assessment to determine the economic viability of mining our potash resource that is filed as an exhibit to the registration statement of which this prospectus forms a part.

Prospect Global Resources Inc.

15,000,000 Shares
of Common Stock

P R O S P E C T U S    S U P P L E M E N T

November 8, 2012

Joint Book Running Managers
Dahlman Rose & Company	Macquarie Capital

Joint Lead Managers
Roth Capital Partners	Sterne Agee